Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

among

LSB INDUSTRIES, INC.,

LSB FUNDING LLC

and

SECURITY BENEFIT CORPORATION

i

EXHIBIT A

FORM OF BOARD REPRESENTATION AND STANDSTILL AGREEMENT	A-1

EXHIBIT B

FORM OF WARRANT	B-1

EXHIBIT C

SERIES E CERTIFICATE OF DESIGNATIONS	C-1

EXHIBIT D

SERIES F CERTIFICATE OF DESIGNATIONS	D-1

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT	E-1

EXHIBIT F

FORM OF OPINION OF COMPANY COUNSEL	F-1

EXHIBIT G

FORM OF GOLSEN LETTER	G-1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of December 4, 2015 (this “Agreement”), is entered into by and among LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), LSB FUNDING LLC, a Delaware limited liability company (the “Purchaser”) and, solely for purposes of Section 7.12, SECURITY BENEFIT CORPORATION, a Kansas corporation (the “Purchaser Guarantor” and, together with the Purchaser, the “Purchaser Parties”).

WHEREAS, the Company desires to issue to the Purchaser, and the Purchaser desires to purchase from the Company, (i) 210,000 shares of Series E Preferred Stock (as defined below), (ii) one share of Series F Preferred Stock (as defined below) and (iii) Warrants (as defined below), in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, the Company, on the one hand, and the Purchaser, on the other, shall not be considered Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption (including FCPA and the Bribery Act 2010 of the United Kingdom).

“Basic Documents” means, collectively, this Agreement, the Series E Certificate of Designations, the Series F Certificate of Designations, the Warrants, the Registration Rights Agreement, the Board Representation and Standstill Agreement, and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder.

“Board” means the board of directors of the Company.

“Board Representation and Standstill Agreement” means the Board Representation and Standstill Agreement, to be entered into at the Closing between the Company and the Purchaser, substantially in the form of Exhibit A as amended, supplemented or otherwise modified from time to time.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the state of New York are authorized or required by Law or other governmental action to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cherokee Facility” means the Company’s multi-product facility and related assets in Cherokee, Alabama.

“Climate Control Business” means the Company’s climate control business segment, which includes the businesses of The Climate Control Group Inc., an Oklahoma corporation, and its related subsidiaries.

“Closing” has the meaning specified in Section 2.03.

“Closing Date” has the meaning specified in Section 2.03.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning specified in Section 2.01(a).

“Company Documents” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject.

“Company Financial Statements” has the meaning specified in Section 3.03.

“Company Related Parties” has the meaning specified in Section 6.02.

“Company SEC Documents” has the meaning specified in Section 3.03.

“Competitor” means any Person or entity that is an operating company (it being agreed that “Competitor” shall not include any company the primary business purpose of which is to provide financing directly or indirectly to unaffiliated entities, whether or not engaged in the nitrogen based chemicals or climate control sectors) which engages in the nitrogen based chemicals or climate control business or otherwise provides similar services or engages in a similar business as the Company and its Subsidiaries.

“Contract” means any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, swap agreement, lease, license or other instrument or agreement.

“Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement, dated December 31, 2013, by and among the Company and each of its Subsidiaries party thereto, the lenders party thereto and Wells Fargo Capital Finance, LLC, as arranger and administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing, renewing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries (as defined therein) of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness (as defined therein) under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Disclosure Letter” means the Company’s disclosure letter to the Purchaser dated as of the date of this Agreement.

“El Dorado EBITDA” means, for any period, the sum (without duplication) of:

(1) El Dorado Net Income; and

(2) to the extent El Dorado Net Income has been reduced thereby:

(a) all income taxes of El Dorado Subsidiary and its consolidated Subsidiaries paid or accrued in accordance with GAAP for such period;

(b) El Dorado Interest Expense; and

(c) El Dorado Non-cash Charges less any non-cash items increasing El Dorado Net Income for such period, all as determined on a consolidated basis for El Dorado Subsidiary and its consolidated Subsidiaries in accordance with GAAP.

Notwithstanding the foregoing, the provision for income taxes of, and the El Dorado Non-cash Charges of, a Subsidiary of El Dorado Subsidiary shall be added to El Dorado Net Income to compute El Dorado EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Subsidiary was included in calculating El Dorado Net Income.

“El Dorado Facility” means the Company’s multi-product facility in El Dorado, Arkansas.

“El Dorado Interest Expense” means, with respect to El Dorado Subsidiary and its consolidated Subsidiaries for any period, the sum of, without duplication.

(1) the aggregate of the interest expense of El Dorado Subsidiary and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations (as defined in the Note Purchase Agreement); (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

(2) the interest component of Capitalized Lease Obligations, the interest portion of rent expense associated with Attributable Debt (as defined in the Note Purchase Agreement) in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations, in each case paid, accrued and/or scheduled to be paid or accrued by El Dorado Subsidiary and its consolidated Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP basis in accordance with GAAP;

(3) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(4) net payments pursuant to Interest Swap Obligations (as defined in the Note Purchase Agreement); and

(5) interest accruing on any Indebtedness (as defined in the Note Purchase Agreement) of any other Person to the extent such Indebtedness is guaranteed by (or secured by a Lien on the assets of) El Dorado Subsidiary or any of its consolidated Subsidiaries.

“El Dorado Net Income” means, for any period, the aggregate net income (or loss) of El Dorado Subsidiary and its consolidated Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) after-tax gains (or losses) from Asset Sales (as defined in the Note Purchase Agreement) or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary or nonrecurring gains (or losses);

(3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of El Dorado Net Income accrued at any time following the Closing Date;

(4) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(5) any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness;

(6) any net gain or loss attributable to the movement in the mark to market valuation of Hedging Obligations (as defined under the Note Purchase Agreement) or other derivative instruments;

(7) the cumulative effect of a change in accounting principles; and

(8) in the case of a successor to El Dorado Subsidiary by consolidation or merger or as a transferee of El Dorado Subsidiary’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

El Dorado Net Income shall also be calculated with respect to any period without giving effect to (a) any income or gains in respect of (i) insurance claims (other than business interruption insurance in respect of the current period) or indemnification claims or (ii) settlement, or judgment in respect, of any claim, litigation or other dispute, in each case under (i) and (ii), to the extent related to construction of the El Dorado Facility or otherwise constituting extraordinary, non-recurring, non-operating items and (b) any expense or loss related to the items in (a).

“El Dorado Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of El Dorado Subsidiary and its consolidated Subsidiaries reducing El Dorado Net Income of El Dorado Subsidiary and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“El Dorado Subsidiary” means El Dorado Chemical Company, an Oklahoma corporation.

“Environmental Law” has the meaning specified in Section 3.18.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Funding Fee” has the meaning specified in Section 2.02.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided that for the Company Financial Statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such Company Financial Statements.

“Golsen Letter Agreement” means that certain letter agreement to be entered into at the Closing between the Purchaser and the Golsen Holders (as defined therein) substantially in the form attached hereto as Exhibit G, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Governmental Authority” means, with respect to a particular Person, (i) any country, state, county, city and political subdivision, (ii) any self-regulatory organization or other non-governmental regulatory authority or quasi-governmental authority, or (iii) any court or other tribunal, in each case that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which in each case exercises valid jurisdiction over any such Person or such Person’s Property.

“Governmental Licenses” has the meaning specified in Section 3.28.

“Indenture” means the Indenture, dated August 7, 2013, by and among the Company, the guarantors party thereto and UMB Bank, n.a., as trustee and collateral agent as such indenture may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more indentures, credit agreements, loan agreements, or similar agreements extending the maturity of, refinancing, replacing, renewing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries (as defined therein) of the Company as additional note issuers, borrowers or guarantors thereunder) all or any portion of the Indebtedness (as defined therein) under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other trustee, agent, lender, note holders or group of lenders or note holders.

“Indenture Notes” means $425,000,000 of 7.75% senior secured notes issued by the Company under the Indenture on August 17, 2013.

“Indemnified Party” has the meaning specified in Section 6.03(b).

“Indemnifying Party” has the meaning specified in Section 6.03(b).

“IP Rights” has the meaning specified in Section 3.27.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule, regulation or other requirement or rule of law of any Governmental Authority.

“Lien” means any lien (statutory or otherwise), mortgage or deed of trust, charge, pledge, lien, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

“Liquidity Shortfall” means that the sum of (i) the Company’s consolidated cash and cash equivalents plus (ii) unborrowed capacity under the Credit Agreement is less than and is reasonably projected by either the Company or the Purchaser to remain below $50 million for the ensuing three consecutive months.

“Material Adverse Effect” means any event, individually or in the aggregate, that has had a material adverse effect on the business, assets, liabilities, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, or that would materially impair the ability of the Company to perform its obligations under the Basic Documents, provided that a Material Adverse Effect shall not be deemed to occur as a result of any event or development which constitutes or results from (i) matters disclosed in the Company’s SEC

Documents or the Disclosure Letter, (ii) general industry, economic, market or political conditions unless (and only to the extent that) such event has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their business, (iii) acts of war, sabotage or terrorism, (iv) the announcement or pendency of the transactions contemplated by this Agreement or the other Basic Documents, (v) the announcement of the El Dorado Facility expansion costs, liquidity status and outlook, and results of operations and financial condition in the Company SEC Documents, (vi) any failure, in and of itself, by the Company to meet any internal or published projections, predictions, estimates or expectations (whether such projections, predictions, estimates or expectations were made by the Company or third parties) for any period ending on or after the date hereof, (vii) any changes in GAAP, applicable Law (including tax Laws) or the interpretation thereof, (viii) the taking of any specific action at the express written direction of Purchaser or the failure to take any specific action as to which Purchaser’s consent was sought but was not obtained, or (ix) a decline, in of itself, in the market price, or a change in the trading volume, of the shares of the Company’s capital stock or traded debt.

“Money Laundering Laws” has the meaning specified in Section 3.24.

“Mortgages” means with respect to fee-owned real property listed on Schedule 3.07(a) to the Note Purchase Agreement, the mortgages, deeds of trust or deeds to secure debt.

“Mortgaged Property” or “Mortgaged Properties” means the real property listed on Schedule 3.19 of the Note Purchase Agreement.

“Notes” means $50,000,000 of senior notes to be issued by the Company to the Purchaser pursuant to the terms of the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of November 9, 2015, by and among the Company, the guarantors party thereto and the Purchaser, as such agreement may be amended, supplemented or otherwise modified from time to time.

“NYSE” means The New York Stock Exchange, Inc.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws and any stockholders’ agreement; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Owner Contingencies” means the line item for “owner contingency” in the construction budget for the El Dorado Facility.

“Participation Rights Value” has the meaning set forth in the Series E Certificate of Designations.

“Performance Shortfall” means El Dorado EBITDA is less than $60 million, on a rolling four quarter basis, as of the end of any fiscal quarter of the Company ending on or after June 30, 2017. El Dorado EBITDA shall be reported together with the delivery to Purchaser of the financial statements for the relevant quarter on which El Dorado EBITDA is to be determined and a Performance Shortfall shall be deemed to exist on the date such financials are delivered showing a Performance Shortfall (or, if such financials are not delivered, the date such financials were required to be delivered), unless the Company otherwise provides reasonably adequate calculations to Purchaser demonstrating that no Performance Shortfall exists. The financials described in the foregoing sentence shall be delivered to the Purchaser within 5 days of the required filing date of the 10-Q for the relevant fiscal quarter.

“Permitted Collateral Liens” means Permitted Collateral Liens as defined in the Indenture or the Note Purchase Agreement.

“Permitted Exceptions” means Permitted Collateral Liens or Liens expressly set forth as an exception to the policies of title insurance, if any, obtained or in place to insure the lien of each Mortgage with respect to each of the Mortgaged Properties.

“Permitted Liens” means Permitted Exceptions and Permitted Liens as defined in the Note Purchase Agreement.

“Permitted Transferee” means any Affiliate of the Purchaser (other than a Competitor of the Company) to whom Securities have been transferred in accordance with Section 7.05.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Plan” has the meaning specified in Section 3.21.

“Preemptive Right Notice” has the meaning specified in Section 4.07(b).

“Preemptive Right Termination Date” has the meaning specified in Section 4.07(e).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Pro Rata Share” means a fraction (expressed as a percentage), the numerator of which equals the number of shares of Common Stock issued or issuable upon exercise of the Warrants then held by Purchaser (or its Permitted Transferees) (calculated on an as-exercised basis) and the denominator of which equals the total number of issued and outstanding shares of Common Stock outstanding at such time (calculated on a fully diluted basis treating any Warrants or other options or convertible securities as exercised or converted).

“Pryor Facility” means the multi-product facility in Pryor, Oklahoma.

“Purchase Price” has the meaning specified in Section 2.01(b).

“Purchased Series E Preferred Stock” has the meaning specified in Section 2.01(b).

“Purchased Series F Preferred Stock” has the meaning specified in Section 2.01(b).

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Purchaser Material Adverse Effect” means any event that would prevent or materially delay any Purchaser Party from consummating the transactions contemplated by the Basic Documents or performing their respective obligations thereunder.

“Registration Rights Agreement” means the registration rights agreement to be entered into at the Closing between the Company and the Purchaser substantially in the form attached hereto as Exhibit E, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Renewed Rights Agreement” means the renewed rights agreement dated as of December 2, 2008 by and between the Company and UMB Bank, n.a., as Rights Agent, as such agreement may be amended, supplemental or otherwise modified from time to time.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Restated Certificate” has the meaning specified in Section 2.01(a).

“Sanctioned Country” means, at any time, a country, territory or region which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. Government, the UNSC, the European Union, HMT or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Securities” has the meaning specified in Section 2.01(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series B Preferred Stock” has the meaning specified in Section 3.02(a).

“Series D Preferred Stock” has the meaning specified in Section 3.02(a).

“Series E Certificate of Designations” has the meaning specified in Section 2.01(a).

“Series F Certificate of Designations” has the meaning specified in Section 2.01(a).

“Series E Preferred Stock” has the meaning specified in Section 2.01(a).

“Series F Preferred Stock” has the meaning specified in Section 2.01(a).

“Shortfall Event” means either a Liquidity Shortfall or a Performance Shortfall has occurred.

“Subordinated Notes” has the meaning specified in Section 2.06.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or managing member; (ii) at least a majority of the outstanding equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Termination Event” means any event or condition which gives any Person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company, or any of its Subsidiaries thereunder, including upon the occurrence of a change of control of the Company or other similar events.

“Termination Fee” has the meaning specified in Section 2.08.

“Third Party Claim” has the meaning specified in Section 6.03(b).

“Warrants” has the meaning specified in Section 2.01(a).

“Warrant Shares” has the meaning specified in the Warrants.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 The Securities; Authorization and Commitment to Purchase.

(a) Authorization of Securities. As of the date hereof, the Company has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement as set forth in the Restated Certificate of Incorporation of the Company (the “Restated Certificate”), of up to (i) 210,000 shares of the Company’s Series E Cumulative Redeemable Class C Preferred Stock, no par value per share (the “Series E Preferred Stock”), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations in the form attached to this Agreement as Exhibit C (the “Series E Certificate of Designations”) by adopting and filing such Series E Certificate of Designations with the Secretary of State of the State of Delaware, (ii) one share of the Company’s Series F Redeemable Class C Preferred Stock, no par value per share (the “Series F Preferred Stock”), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations in the form attached to this Agreement as Exhibit D (the “Series F Certificate of Designations”) by adopting and filing such Series F Certificate of Designations with the Secretary of State of the State of Delaware and (iii) warrants to purchase 4,103,746 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”) in the form attached to this Agreement as Exhibit B (the “Warrants”) (subject to adjustment for any stock split, reverse split, combination or similar transaction).

(b) Purchase on Initial Closing Date. Subject to the terms and conditions hereof, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, at the Closing (i) 210,000 shares of Series E Preferred Stock (collectively, the “Purchased Series E Preferred Stock”), (ii) one share of Series F Preferred Stock (the “Purchased Series F Preferred Stock”) and (iii) the Warrants (collectively, the “Securities”) for an aggregate cash purchase price of $210,000,000 (the “Purchase Price”). The Purchaser and the Company agree that for tax purposes, $183,900,175.44 of the Purchase Price is being allocated as the value of the Purchased Series E Preferred Stock and $26,099,824.56 of the Purchase Price is being allocated as the value of the Warrants; provided, that such allocation shall not affect the Purchaser’s rights, or the Company’s obligation, with respect to the Purchased Series E Preferred Stock or the Warrants. Purchaser and the Company agree to treat the Purchased Series E Preferred Stock as “common shares” for all U.S. federal income tax purposes. Neither the Purchaser nor the Company shall take any position inconsistent with this Section 2.01(b) on any report, return claim for refund or other filing for federal, state or other tax purposes unless all such parties agree otherwise or as otherwise may be required by applicable Law; provided, however, that neither the Purchaser nor the Company shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings.

Section 2.02 Closing Date Fees.

(a) Funding Fee. On the Closing Date, the Company shall pay to the Purchaser a funding fee (the “Funding Fee”) equal to $4,200,000 by offset against the Purchase Price. In the event that all of the Purchased Series E Preferred Stock is redeemed in full within two years of the Closing Date, one half of the Funding Fee shall be repaid by the Purchaser to the Company.

(b) Additional Closing Fee. On the Closing Date, the Company shall pay to the Purchaser an aggregate amount in cash equal to $369,337.14.

Section 2.03 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Securities hereunder (the “Closing”) shall take place at 9:00 a.m. (New York City time) on the second Business Day following the satisfaction or waiver by the appropriate party (to the extent permitted by applicable Law) of the conditions set forth in Section 2.05 (other than those conditions which by their nature are to be satisfied at the Closing) at the offices of Vinson & Elkins LLP, Trammel Crow Center, 2001 Ross Avenue, Suite 3700, Dallas, Texas, or such other time, day and place as agreed by the parties (such day of Closing, the “Closing Date”).

Section 2.04 Deliveries at Closing.

(a) Deliveries of the Company at Closing. At Closing, the Company shall deliver or cause to be delivered (unless waived by the Purchaser) to the Purchaser:

(i) Evidence of issuance as of the Closing Date by book entry (which may be in the form of a screen shot of the transfer agents records or other customary record) of the Purchased Series E Preferred Stock and Purchased Series F Preferred Stock and an original Warrant dated as of the Closing Date, each bearing restrictive notations meeting the applicable requirements of this Agreement, and in each case against payment of the Purchase Price in accordance with Section 2.01(b);

(ii) a certificate, dated as of the Closing Date, executed on the Company’s behalf by the Chief Executive Officer and the Chief Financial Officer of the Company, or other officers of the Company satisfactory to the Purchaser, certifying as to the matters set forth in Section 2.05(b)(iv) and (v);

(iii) a certificate, dated as of the Closing Date, executed on the Company’s behalf by the Secretary of the Company, certifying as to and attaching (A) the Series E Certificate of Designations, (B) the Series F Certificate of Designations, (C) the board resolutions authorizing the execution and delivery by the Company of the Basic Documents to which it is a party and the consummation of the transactions contemplated thereby, including the issuance of the Securities, and (D) the incumbency of the officers authorized to execute such Basic Documents on behalf of the Company, setting forth the name and title and bearing the signatures of such officers;

(iv) a cross-receipt, dated as of the Closing Date, duly executed by the Company certifying that it has received from the Purchaser an amount in cash equal to the Purchase Price (reduced by offset of the fees payable under Sections 2.02(a) and 2.02(b));

(v) the Board Representation and Standstill Agreement, which shall have been duly executed by the Company;

(vi) the Registration Rights Agreement, which shall have been duly executed by the Company;

(vii) payment of the fees payable to Purchaser at the Closing Date under Sections 2.02(a) and 2.02(b), by offset against the Purchase Price; and

(viii) An opinion of counsel to the Company in the form of Exhibit F.

(b) Deliveries of the Purchaser at Closing. At Closing, the Purchaser shall deliver or cause to be delivered (unless waived by the Company) to the Company:

(i) the Board Representation and Standstill Agreement, which shall have been duly executed by the Purchaser;

(ii) the Registration Rights Agreement, which shall have been duly executed by the Purchaser;

(iii) a certificate, dated as of the Closing Date, executed on the Purchaser’s behalf by a manager or authorized signatory of the Purchaser, certifying as to the matters set forth in Section 2.05(a)(i) and (ii);

(iv) a certificate, dated as of the Closing Date, executed on the Purchaser’s behalf by a manager or authorized signatory of the Purchaser, certifying as to and attaching (A) the board resolutions authorizing the execution and delivery by the Purchaser of the Basic Documents to which it is a party and the consummation of the transactions contemplated thereby and (B) the incumbency of the persons authorized to execute such Basic Documents on behalf of the Purchaser, setting forth the name and title and bearing the signatures of such persons;

(v) a cross-receipt, dated as of the Closing Date, duly executed by the Purchaser, certifying that it has received from the Company the certificates evidencing the Purchased Series E Preferred Stock and the Purchased Series F Preferred Stock and the Warrants; and

(vi) payment of the Purchase Price (reduced by offset of the fees payable at Closing under Sections 2.02(a) and 2.02(b)) by wire transfer of immediately available funds to accounts designated two Business Days in advance of the Closing Date by the Company.

(vii) a fully executed copy of the Golsen Letter Agreement.

Section 2.05 Conditions to Closing.

(a) Company’s Conditions. The obligation of the Company to consummate the sale and issuance of the Securities to the Purchaser at the Closing shall be subject to the satisfaction on or prior to the Closing of each of the following conditions with respect to the Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(i) the representations and warranties of the Purchaser set forth in Article V shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Purchaser Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only), except for any failure of such representations and warranties to be so true and correct which has not had and would not reasonably be expected to have in the aggregate, a Material Adverse;

(ii) the Purchaser shall have complied in all material respects with all of its obligations under this Agreement to be performed on or prior to the Closing; and

(iii) the Purchaser shall have delivered, or caused to be delivered, to the Company at or prior to the Closing the Purchaser’s closing deliveries described in Section 2.04(b).

(b) Purchaser’s Conditions. The obligation of the Purchaser to consummate the purchase of the Securities at the Closing shall be subject to the satisfaction on or prior to the Closing of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):

(i) the Series E Preferred Stock Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall remain in full force and effect as of the Closing, and the Purchaser shall have received a certificate of the Secretary of State of Delaware certifying that the Series E Preferred Stock Certificate of Designations has been filed and is effective;

(ii) the Series F Preferred Stock Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall remain in full force and effect as of the Closing, and the Purchaser shall have received a certificate of the Secretary of State of Delaware certifying that the Series F Preferred Stock Certificate of Designations has been filed and is effective;

(iii) the Renewed Rights Agreement shall have been amended to permit the issuance of the Securities (and any shares of Common Stock issuable upon exercise of the Warrants) without triggering the issuance of Series 4 Junior Participating Class C Preferred Stock;

(iv) the representations and warranties of the Company set forth in Article III shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only), except for any failure of such representations and warranties to be so true and correct which has not had and would not reasonably be expected to have in the aggregate, a Material Adverse Effect;

(v) the Company shall have complied in all material respects with its obligations under this Agreement to be performed on or prior to the Closing;

(vi) the NYSE shall have authorized, upon official notice of issuance, the listing of the Common Stock issuable upon exercise of the Warrants;

(vii) all approvals, consents, filings and waivers that are listed on Schedule 2.05(b)(vii) shall have been received, and executed counterparts thereof shall have been delivered to the Purchaser at or prior to the Closing;

(viii) the Company shall have delivered to the Purchaser a good standing certificate (or its equivalent) for the Company dated within five days prior to the Closing;

(ix) the Company shall have delivered, or caused to be delivered, to the Purchaser at or prior to the Closing the Company’s closing deliveries described in Section 2.04(a);

(x) there shall have occurred no Material Adverse Effect since December 31, 2014, except as set forth in the SEC Documents or the Disclosure Letter;

(xi) no voluntary or involuntary proceeding for the reorganization, bankruptcy, dissolution or winding up of the Company or any of its Subsidiaries shall have occurred;

(xii) prior to or simultaneously with the Closing, three designees of the Purchaser shall have been appointed to the Board of the Company in accordance with the Board Representation and Standstill Agreement; and

(xiii) the Golsen Letter Agreement shall have been executed and delivered by the Golsen Holders (as defined therein).

(c) Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Securities at the Closing shall be subject to the satisfaction on or prior to the Closing of the following condition:

(i) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority of competent jurisdiction or other Law shall be threatened or in effect which enjoins, prohibits, restrains or renders (or seeks to enjoin, prohibit, restrain or render) illegal the consummation of the transactions contemplated hereby or would cause such transactions to be rescinded.

Section 2.06 Exchange of Purchased Series E Preferred Stock for Subordinated Notes. Subject to the next sentence, the Company may exchange all but not less than all of the Purchased Series E Preferred Stock, within 180 days after the Closing Date, for subordinated promissory notes of the Company in an aggregate principal amount equal to the purchase price (plus all accrued and unpaid dividends thereon) of the Purchased Series E Preferred Stock then outstanding, with an interest rate equal to 12% per annum (payable in kind to the extent that the dividends on the Purchased Series E Preferred Stock are payable in kind), with no required amortization and payment in full due December 3, 2020 and with covenants consistent with Section 4.01, Section 4.02 (except that Section 4.02(a) shall not apply), Section 4.03, Section 4.04, Section 4.05 and Section 4.08 of this Agreement and subordinated to the obligations under the Note Purchase Agreement (and any refinancing thereof), the Indenture (and any refinancing thereof) and the Credit Agreement (and any refinancing thereof) on terms reasonably acceptable to the administrative agent under the Credit Agreement (the “Subordinated Notes”). Notwithstanding the foregoing, it shall be a condition of the exchange of the Purchased Series E Preferred Stock for Subordinated Notes pursuant to this Section 2.06 that (A) the El Dorado Facility (including any and all tangible and intangible assets related thereto) has been excluded from, or shall no longer constitute, Collateral (as defined in the Indenture) in accordance with the terms of the Indenture (or a waiver thereof) and the Note Purchase Agreement (or a waiver thereof), (B) the Subordinated Notes are permitted to be incurred pursuant to the Note Purchase Agreement, the Indenture and the Credit Agreement, (C) the Subordinated Notes are secured by a first priority Lien on the El Dorado Facility (and such Lien is permitted under the Note Purchase Agreement, the Indenture and the Credit Agreement) and (D) such exchange is permitted under applicable securities Laws without any registration requirement. If the Company has determined that it can implement the exchange of the Series E Preferred Stock for Subordinated Notes, and has satisfied the conditions for such exchange, it shall notify the holders of the Series E Preferred Stock in writing and such holders will cooperate (at the Company’s sole cost and expense) in such exchange and tender their shares of Series E Preferred Stock in exchange for Subordinated Notes.

Section 2.07 Termination Fee. In the event this Agreement is terminated prior to the Closing as a result of (i) the Company issuing any debt (other than debt existing as of the date hereof or permitted to be incurred under Section 4.02(b)) or any equity securities, convertible securities or other similar rights to subscribe for equity securities to any Person other than LSB Funding (other than pursuant to existing incentive compensation arrangements), or (ii) failure to satisfy a closing condition solely in the Company’s control, or (iii) the Company’s breach of its obligations hereunder or the failure of the Company’s board of directors to authorize this Agreement and the issuance of the Securities hereunder, the Company shall promptly pay to the Purchaser a termination fee in cash in an aggregate amount equal to $6,300,000 (the “Termination Fee”).

Section 2.08 Further Assurances. From time to time after the date hereof, without further consideration, the Company and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANY

As of the date hereof and the Closing Date, the Company represents and warrants to the Purchaser that except as set forth in the Company SEC Documents or the Disclosure Letter:

Section 3.01 Formation and Qualification of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, and has the power and authority to own, lease and operate its properties and to conduct its business in all material respects in which it is engaged and to enter into and perform its obligations under the Basic Documents to which it is a party. The Company is duly qualified to transact business and is in good standing in the state of its principal place of business and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than its principal place of business) where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.02 Capitalization and Valid Issuance of the Securities; Ownership of Subsidiaries.

(a) As of the date hereof (prior to the issuance of the Securities), the issued and outstanding capital stock of the Company consists of 22,811,262 shares of Common Stock, 20,000 shares of Series B 12% Cumulative, Convertible Preferred Stock (the “Series B Preferred Stock”) and 1,000,000 shares of Series D 6% Cumulative, Convertible Class C Preferred Stock (the “Series D Preferred Stock”). All outstanding shares of the Company’s capital stock have been duly authorized and validly issued in accordance with the Restated Certificate and are fully paid and nonassessable. Schedule 3.02(a) sets forth the authorized capital stock of the Company as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement.

(b) Except as provided for in the Restated Certificate or the Basic Documents, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company or (ii) outstanding options, warrants or other rights to purchase any securities of the Company.

(c) Subject to the adoption and filing of the Series E Certificate of Designations with the Secretary of State of the State of Delaware, the Purchased Series E Preferred Stock (i) has been duly and validly authorized and when issued and delivered against payment therefor pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable and (ii) shall rank senior to all other outstanding or authorized capital stock of the Company with respect to either or both the payment of dividends and the distribution of assets on any liquidation, dissolution or winding up of the Company or a change of control thereof.

(d) Subject to the adoption and filing of the Series F Certificate of Designations with the Secretary of State of the State of Delaware, the Purchased Series F Preferred Stock has been duly and validly authorized and when issued and delivered against payment therefor pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable.

(e) The shares of Common Stock issuable upon exercise of the Warrants have been authorized and reserved for issuance upon exercise of the Warrants and when such Warrants have been issued against payment therefor pursuant to this Agreement the shares of Common Stock issued upon exercise of the Warrants in accordance with the terms thereof will be validly issued, fully paid and nonassessable.

(f) All of the issued and outstanding shares of capital stock of each Subsidiary of the Company that is a corporation, all of the issued and outstanding partnership interests of each Subsidiary of the Company that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Subsidiary of the Company that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests)

non-assessable and are owned by the Company, directly or through Subsidiaries, free and clear of any Lien (other than Permitted Liens and any other Liens permitted under the Note Purchase Agreement) and restrictions on transfer set forth in organizational documents of the relevant Subsidiary or under federal and state securities laws. None of the issued and outstanding shares of capital stock of any such Subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such Subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any security holder of such Subsidiary or any other Person. The only Subsidiaries of the Company are the Subsidiaries listed on Schedule 3.02(g) hereto, and such schedule accurately sets forth whether each such Subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such Subsidiary.

Section 3.03 Company SEC Documents; Company Financial Statements. The historical financial statements (including the related notes and supporting schedules) (the “Company Financial Statements”) included in the Company’s reports, required to be filed by it under the Exchange Act since January 1, 2015 (all such documents filed prior to the date hereof, collectively the “Company SEC Documents”), at the time filed (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, (c) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and (d) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission). None of the Company SEC Documents, reports, financial statements, certificates or other information furnished by or on behalf of the Company or any other Subsidiary to the Purchaser in connection with the negotiation of this Agreement or any other Basic Document when taken as a whole, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04 No Material Adverse Change. Since December 31, 2014 (a) no event has occurred that has had a Material Adverse Effect, (b) neither the Company nor any of its Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its Subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (c) except for regular cash dividends on the Company’s outstanding series of preferred stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

Section 3.05 No Registration Required. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article V, the issuance and sale of the Securities pursuant to this Agreement are exempt from registration requirements of the Securities Act and neither the Company nor any Person acting on its behalf, directly or indirectly, has made or will make any offers or sales of any security, or has solicited or will solicit offers to buy, or otherwise has negotiated or will negotiate in respect of, any security, under circumstances that would require registration of the Securities under the Securities Act, except as provided herein.

Section 3.06 Litigation. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or its Subsidiaries, threatened, against or affecting the Company or any of its Subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in the Basic Documents or the performance by the Company of its obligations under the Basic Documents.

Section 3.07 Absence of Defaults or Conflicts. Neither the Company nor any of its Subsidiaries is (a) in violation of its Organizational Documents, (b) in violation of any Law applicable to the Company or any of its Subsidiaries or any of their respective assets, properties or operations or (c) in breach or default (or with or without the giving of notice or the passage of time or both, would be in breach or default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except in the case of clauses (b) or (c) for such violations, breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Basic Documents and the consummation of the transactions contemplated therein and compliance by the Company with its obligations under the Basic Documents does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, any Company Documents, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Such actions will not result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its Subsidiaries or (ii) any Law applicable to the Company or any of its Subsidiaries or any of its or their respective assets, properties or operations, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.08 Authority; Enforceability. Except as otherwise provided in Sections 6 or 7 of the Series E Certificate of Designations, all corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of the Company under the Basic Documents and the authorization, issuance, reservation for issuance, and delivery of all of the Securities being sold under this Agreement has been taken or shall be taken on or prior to the Closing; and this Agreement constitutes, and the other Basic Documents (other than the Series E Certificate of Designations and the Series F Certificate of Designations) when executed and delivered, shall constitute, valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies, and shall be free of any Liens, or restrictions on transfer (other than those created by the Basic Documents and applicable state and/or federal securities laws).

Section 3.09 Approvals. Except for (a) the filing of the Series E Certificate of Designations and the Series F Certificate of Designations with the Secretary of State of the State of Delaware and (b) as may be required under the Exchange Act, state securities Laws or “Blue Sky” Laws or the rules of the NYSE, no permit, consent, approval, exemption, authorization, order, registration, filing or qualification of or with any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of any of the Basic Documents or the Company’s issuance and sale of the Securities.

Section 3.10 Other Sales. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act.

Section 3.11 Auditors. Ernst & Young LLP are independent public accountants of the Company as required by the Securities Act and the Exchange Act and the rules and regulations thereunder/pursuant to the rules applicable to such accountants under the American Institute of Certified Public Accountants, or AICPA.

Section 3.12 Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Company SEC Documents are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived in all material respects.

Section 3.13 No Related Party Transactions. No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, except for relationships or transactions solely between the Company and one of its Subsidiaries and or between or among one or more Subsidiaries of the Company or as set forth in the Company SEC Documents.

Section 3.14 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company, or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Since the earlier of (i) December 31, 2014, and (ii) the effective date of the Company’s most recently issued insurance policy, none of the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, nor any of its Subsidiaries, is aware that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.15 Accounting and Disclosure Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2014, there has been (i) no material weakness or significant deficiency (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (ii) no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since December 31, 2014, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its Subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the Company’s most recent audited financial statements included in the Company SEC Documents.

Section 3.16 Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans.

Section 3.17 Tax Returns. The Company and its Subsidiaries have filed all U.S. federal and all other material foreign, state, local and franchise tax returns that are required to be filed or have obtained extensions thereof, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except (a) for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and for which adequate reserves have been provided in accordance with GAAP, and (b) for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.18 Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health and safety, the environment (including, without limitation, indoor or outdoor air, surface water, groundwater, land surface or subsurface strata) or wildlife, or to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, flammable, corrosive or radioactive materials, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Company and its Subsidiaries have all permits, licenses, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) neither the Company nor any of its Subsidiaries is subject to any order, judgment or consent decree, and there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings against the Company or any of its Subsidiaries, in each case relating to any Environmental Law, and (d) there are no events or circumstances that would reasonably be expected to form the basis of an order to install or retrofit equipment, pay penalties or for clean-up or remediation of containment, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

Section 3.19 Title to Property. The Company and each of its Subsidiaries have good and marketable title to all real property owned in fee simple by any of them (if any) and have good and valid title to all other items of owned real and personal property that are material to the respective businesses of the Company and each of its Subsidiaries, in each case free and clear of all Liens, except for (a) Permitted Liens, (b) as are described in Schedule 3.19 or (c) where the failure to have such title would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All material real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its Subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be (subject to applicable bankruptcy, insolvency, reorganization, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity), with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings or other improvements by the Company and its Subsidiaries, and all such leases and subleases are in full force and effect in all material respects. Neither the Company nor any of its Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above and affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises or the continued use of the leased or subleased equipment or other property, except for such claims which, if successfully asserted against the Company, or any of its Subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.20 Absence of Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or any of its Subsidiaries, is imminent, and neither the Company nor any of its Subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.21 ERISA Compliance. None of the following events has occurred or exists: (a) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (b) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (c) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred in the past two years or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to its or their employment that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its Subsidiaries may have any liability.

Section 3.22 Absence of Manipulation. Neither the Company nor any of its respective Subsidiaries has taken and or will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of its securities.

Section 3.23 No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or any of its Subsidiaries, any director, officer, agent, employee, affiliate or other Person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted in a violation by any such Person of any Anti-Corruption Laws, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Subsidiaries, and, to the knowledge of the Company and its Subsidiaries, its and their other affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith. The Company will not directly or indirectly use any of the proceeds from the sale of the Securities for a purpose that would violate any Anti-Corruption Law.

Section 3.24 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

Section 3.25 No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or any of its Subsidiaries, any director, officer, agent, employee, affiliate or other Person acting on behalf of the Company or any of its Subsidiaries is currently or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, OFAC), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries a Sanctioned Person. The Company and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith. The Company will not directly or indirectly use any of the proceeds from the sale of the Securities by the Company as contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or otherwise the subject of Sanctions or (b) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as purchaser, advisor, investor or otherwise) of Sanctions.

Section 3.26 Certain Fees. No broker, finder or investment or commercial banker, or other Person engaged by or acting on behalf of the Company or its Subsidiaries is or will be entitled to any fees or commissions in connection with the purchase of any of the Securities or the consummation of the transactions contemplated by this Agreement, other than the fee payable to Credit Suisse. All such fees payable to Credit Suisse as a result of its engagement by the Company will be paid by the Company.

Section 3.27 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries owns, licenses, possesses or otherwise has the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Company, without violation of the rights of any Person, except to the extent such failure to own, license, possess or otherwise have the right to use or such violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no such IP Rights owned by the Company or any Subsidiary infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights owned by the Company or any Subsidiary is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.28 Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the failure of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except where such proceeding would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.29 Investment Company Act. Neither the Company nor any of its Subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.

Section 3.30 No Restrictions on Dividends. No Subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other Subsidiary, in each case except as permitted by the Note Purchase Agreement.

Section 3.31 Application of Takeover Protections; Rights Agreement. The Company has amended the Renewed Rights Agreement to ensure that none of the Purchaser or any of its “Affiliates” or “Associates” will be deemed an “Acquiring Person” (in each case as defined in the Renewed Rights Agreement), by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder including, without limitation, the Company’s issuance of the Securities and the Purchaser’s ownership thereof.

Section 3.32 Full Disclosure. To the knowledge of the Company, no representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Letter or any certificate furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, mot misleading.

ARTICLE IV

COVENANTS RELATED TO THE COMPANY

The Company covenants with the Purchaser (and, to the extent provided in Section 7.05, any Permitted Transferee holding Preferred Shares (or, in the case of Sections 4.07 and 4.10, Warrants)) as follows from the Closing Date through termination in accordance with Section 4.08 below:

Section 4.01 Use of Proceeds. The Company shall use the proceeds received from the issuance of the Securities (i) to fund payment of transaction fees and expenses pursuant to the Basic Documents (ii) to fund the remaining capital expenditures associated with the construction project at the Company’s El Dorado Facility that are set forth on Schedule 4.01, which may be updated by the Company prior to the Closing if such updates are approved in writing by the Purchaser (in its sole discretion), and (iii) for other corporate purposes, provided that the Company shall not use more than $10 million of the proceeds of the Securities for any purpose other than as set forth in (i) and (ii) above without the prior written consent of the Purchaser (in its sole discretion).

Section 4.02 Additional Purchaser Restrictions and Consent Rights.

Without the prior written consent of the Purchaser, the Company shall not:

(a) take any action restricted pursuant to Sections 4(b) or 9(b) of the Series E Certificate of Designations;

(b) Incur any additional indebtedness for borrowed money of more than $5,000,000 of principal amount, other than (i) refinancing of existing indebtedness in a principal amount not higher than that in effect on the date hereof (plus any transaction costs and fees in connection with such refinancing), (ii) insurance premium financing in an aggregate principal amount not to exceed $20,000,000, at any one time outstanding, (iii) cogeneration facility financing at the El Dorado Facility in an aggregate principal amount not to exceed $25,000,000, (iv) enterprise resource planning project financing in an aggregate principal amount not to exceed $15,000,000 and (v) additional borrowings under the Credit Agreement in a principal amount not to exceed, at any one time outstanding, the greater of (A) $100,000,000 or (B) the sum as of any date of determination of (i) 85% of the book value of the receivables of the Company and its Subsidiaries plus (ii) 50% of the book value of the inventory of the Company and its Subsidiaries.

(c) make capital expenditures in excess of $3,000,000 per annum that were not previously approved in the Company’s annual operating budget (other than with respect to the El Dorado Facility capital expenditures that are contemplated by Section 4.01(ii));

(d) make capital expenditures (including capitalized interest expense) for the El Dorado Facility (paid prior to and after the date hereof) in excess of $855,000,000 in aggregate; or

(e) intentionally delay the construction schedule for the El Dorado Facility by more than 30 days other than because of force majeure events.

Section 4.03 Asset Sales. If the Company sells the Cherokee Facility, Pryor Facility or Climate Control Business, the entire amount of net cash proceeds (after deducting all transaction costs, taxes and purchase price adjustments) received therefrom shall be used (i) first, to prepay any existing indebtedness which financed or that is secured by the asset sold and is required by the Note Purchase Agreement, the Indenture, the Credit Agreement or another applicable debt instrument (including capital lease) to be prepaid from such asset sale, (ii) second, to make a repurchase offer (at the pricing of the Asset Sale covenant under the Indenture and the Note Purchase Agreement) for the Notes and the Indenture Notes (pro rata) and to satisfy any repurchase obligations in connection therewith, and (iii) thereafter, to the extent permitted by the Note Purchase Agreement, the Indenture and the Credit Agreement, to redeem the Series E Preferred Stock.

Section 4.04 Shortfall Event. At the written direction of Purchaser (given to the Company within 120 days of Purchaser obtaining notice of a Shortfall Event), the Company shall use its reasonable best efforts to sell the Cherokee Facility, the Pryor Facility or the Climate Control Business as soon as practicable following receipt of such written direction and, in any event, within 180 days thereof.

Section 4.05 Reporting Obligations.

(a) From the date hereof until the termination of the Company’s obligations under this Section 4.05 pursuant to Section 4.08, the Company shall provide the Purchaser with:

(i) the same monthly financial statements as provided to the Board, simultaneously with the delivery of such statements to the Board;

(ii) quarterly financials and other reporting delivered to the holders under the Indenture or the Note Purchase Agreement simultaneously with delivery thereunder; and

(iii) such other reports and information as may be reasonably requested by the Purchaser from time to time to the extent otherwise prepared or capable of being prepared without unreasonable expense or burden.

(b) With respect to the El Dorado Facility, the Company shall promptly:

(i) provide the Purchaser copies of weekly written summary updates on construction by Leidos Constructors LLC in the same format provided to senior management of the Company;

(ii) provide the Purchaser copies of the weekly written “stand-up” report with respect to the El Dorado Facility in the same format provided to senior management of the Company;

(iii) provide the Purchaser monthly reports on actual capital expenditures versus budgeted capital expenditures on construction of the El Dorado Facility (in substantially the same form that has previously been provided to the Purchaser);

(iv) notify the Purchaser (A) when the Company makes capital expenditures on the facility that cause budgeted Owner Contingencies to be utilized for the first time in an amount in excess of $1,000,000 in the aggregate, and (B) thereafter, each time $5,000,000 of Owner Contingencies are utilized on construction of the El Dorado Facility (and in each case, such notification will include an explanation with reasonable detail as to the reasons the Owner Contingency was utilized); and

(v) notify the Purchaser in the event there are material variances between (A) actual capital expenditures and capital budgeted expenditures on construction of the El Dorado Facility, and (B) the actual construction timeline versus the budgeted construction timeline for the El Dorado Facility;

provided, that the delivery of notices and information described above shall not negate or otherwise affect the limitations on capital expenditures relating to the El Dorado Facility set forth in this Agreement or any other provision in this Agreement relating to the El Dorado Facility.

Section 4.06 RESERVED

Section 4.07 Purchaser Preemptive Rights.

(a) Prior to the Company directly or indirectly issuing additional Common Stock or other equity securities of the Company convertible into, exercisable for or exchangeable into Common Stock (collectively, the “New Common Stock”), the Purchaser shall have the right to purchase the number of shares of New Common Stock in accordance with this Section 4.07.

(b) The Company shall give Purchaser at least 10 days’ prior written notice (the “Preemptive Right Notice”) of any proposed issuance of New Common Stock, which notice shall set forth in reasonable detail the proposed terms and conditions thereof and shall offer the Purchaser the opportunity to purchase its Pro Rata Share (which Pro Rata Share shall be calculated as of the date of such notice) of the New Common Stock at the same price, on the same terms and conditions as the New Common Stock is proposed to be issued by the Company, subject to Section 4.07(d). If the Purchaser wishes to exercise its preemptive rights, it must do so by delivering an irrevocable written notice to the Company within 5 days after delivery by the Company of the Preemptive Right Notice, which notice shall state the dollar amount of New Common Stock that the Purchaser would like to purchase up to a maximum amount equal to the Purchaser’s Pro Rata Share of the aggregate offering amount.

(c) Notwithstanding anything in this Section 4.07 to the contrary, the provisions of this Section 4.07 shall not apply to issuances of New Common Stock by the Company as follows:

(i) Any issuance of New Common Stock upon the conversion or exercise or exchange (including redemption) of any Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Participation Rights Value, Warrants or any other options, warrants or other securities convertible into, or exercisable or exchangeable for, equity securities, provided that (in the case of such other options, warrants or other securities) such issuance is pursuant to the terms of this Agreement, including this Section 4.07;

(ii) Any issuance of New Common Stock pursuant to a compensatory plan, agreement or arrangement that has been approved by the board of directors of the Company (or the requisite holders of Common Stock (if required by applicable Law));

(iii) Any issuance of New Common Stock in connection with any combination, stock split, recapitalization (other than in respect of any securities issued with respect to any new investment made in connection with such recapitalization) or reclassification of the Common Stock;

(iv) Any issuance of New Common Stock as a dividend on any existing class or series of capital stock of the Company;

(v) Any issuance of New Common Stock as consideration in any business combination or acquisition transaction involving the Company or any of its direct or indirect Subsidiaries or in any joint venture; or

(vi) Any issuance of New Common Stock for which an adjustment is otherwise provided under the Warrants.

(d) If the Purchaser or the Company reasonably believes, based on the written opinion of legal counsel, that any regulatory or stockholder approval, including under applicable anti-trust Laws or applicable rules and regulations of any national securities exchange or over-the-counter market on which the Common Stock is listed for trading, is required prior to the Purchaser purchasing the New Common Stock it has elected to purchase pursuant to this Section 4.07, the Purchaser shall not be required to make such purchase, and the Company shall delay such issuance of the New Common Stock to either the Purchaser or the applicable third party until such approval has been obtained (or, in the case of applicable anti-trust Laws, the required filings have been completed and any applicable waiting period has expired). The Company shall use reasonable best efforts to comply promptly with all applicable regulatory requirements related to obtaining such approvals. In no event shall the Purchaser be deemed to have failed to purchase any New Common Stock for purposes of Section 4.07(e) as a result of its inability to make such purchase prior to such compliance in accordance with this Section 4.07(d). If this Section 4.07(d) applies, nothing in this Section 4.07 shall prevent the Company from proceeding with the issuance of the New Common Stock to the proposed purchasers other than the portion of the New Common Stock that the Purchaser has elected to purchase pursuant to this Section 4.07.

Section 4.08 Termination. In the event the Purchaser and its Permitted Transferees, collectively, hold less than 10% of the outstanding Purchased Series E Preferred Stock, originally issued at Closing, (or if all the Purchased Series E Preferred Stock is exchanged into Subordinated Notes pursuant to Section 2.06, less than 10% of the aggregate principal amount outstanding of the Subordinated Notes), all obligations of the Company, and all rights of the Purchaser and its Permitted Transferees under this Article IV will terminate immediately, provided that (i) the covenant in Section 4.09 shall terminate at Closing and (ii) the covenant in Section 4.10 shall survive until Purchaser and its Permitted Transferees, collectively, hold less than 10% of the Warrant Shares (determined as an as exercised basis) originally issuable under the Warrants (subject to adjustment for any stock splits, reverse split, combination or similar transaction).

Section 4.09 Interim Operating Covenants. Unless the Company has received the prior written consent or waiver of the Purchaser, the Company hereby covenants and agrees that, between the date hereof and the Closing:

(a) the Company shall not, and shall not permit any Subsidiary thereof to, cause to be issued any capital stock or securities convertible or exercisable into capital stock of the Company or such Subsidiary other than the Securities to the Purchaser and other than pursuant to the exercise or settlement of stock options, warrants or other rights therefor outstanding as of the date hereof or grants of equity or equity based awards under the Company’s or any of its Subsidiary’s compensation plan or agreements;

(b) the Company shall promptly notify the Purchaser upon the Company becoming aware of any new litigation filed, or threatened to be filed, against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(c) the Company shall not declare or pay any dividends on or make any distributions in respect of any of its capital stock; or

(d) the Company shall not amend its certificate of incorporation or by-laws except as required to effect the transactions contemplated by this Agreement.

Section 4.10 Renewed Rights Agreement Amendment. The Company shall not amend the Renewed Rights Agreement in a manner that adversely effects the exclusion of the issuance of the Securities (and any shares of Common Stock issuable upon exercise of the Warrants) from triggering the issuance of Series 4 Junior Participating Class C Preferred Stock.

Subject to Section 7.04(b), until termination in accordance with Section 4.08, any Permitted Transferee Holding Preferred Shares in accordance with Section 7.05 shall be entitled to the benefits of Section 4.01 – 4.09 as a “Purchaser” to the extent of the Preferred Shares held by it and any Permitted Transferee holding Warrants or Warrants Shares in accordance with Section 7.05 shall be entitled to the benefits of Section 4.07 and 4.10 as a “Purchaser” to the extent of the Warrant Shares held by it (on an as exercised basis).

ARTICLE V

REPRESENTATIONS AND WARRANTIES AND

COVENANTS OF THE PURCHASER

The Purchaser represents, warrants and covenants to the Company as follows:

Section 5.01 Existence. Each Purchaser Party has been duly organized and is validly existing and in good standing under the laws of its state of formation, except where such failure would not reasonably be expected, individually or in the aggregate, to result in a Purchaser Material Adverse Effect.

Section 5.02 Authorization, Enforceability. All corporate action on the part of the each Purchaser Party, its officers, directors, managers and members necessary for the authorization, execution, delivery, and performance of all obligations of such Purchaser Party under the Basic Documents has been taken, and this Agreement constitutes, and the other Basic Documents when executed and delivered, shall constitute, valid and legally binding obligations of the Purchaser Party party thereto, enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

Section 5.03 No Breach. The execution, delivery and performance of the Basic Documents by each Purchaser Party party thereto and the consummation by such Purchaser Party of the transactions contemplated therein and compliance by such Purchaser Party with its obligations under the Basic Documents to which it is a party does not and will not whether with or without the giving of notice or passage of time or both (a) conflict with or result in any violation of the provisions of the Organizational Documents of such Purchaser Party, or (b) violate any Law applicable to such Purchaser Party or the property or assets of such Purchaser Party, except in the case of clauses (a) and (b), for such conflicts, breaches, violations or defaults as would not reasonably be expected, individually or in the aggregate, to result in a Purchaser Material Adverse Effect.

Section 5.04 Certain Fees. No broker, finder or investment or commercial banker, or other Person engaged by or acting on behalf of the Purchaser or any of its Affiliates is or will be entitled to any fees or commissions in connection with the purchase of any of the Securities or the consummation of the transactions contemplated by this Agreement.

Section 5.05 Unregistered Securities.

(a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Securities. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities.

(b) Information. The Purchaser and its Representatives have been afforded the opportunity to ask questions of, and obtain information from, the Company. The Purchaser understands that its purchase of the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(c) Residency. The Purchaser shall cooperate reasonably with the Company (at the Company’s sole cost and expense) to provide any information necessary for any applicable securities filings of the Company.

(d) Legends. The Purchaser understands that, until such time as the applicable Securities have been registered pursuant to the provisions of the Securities Act, or the applicable Securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, or as provided in this Section 5.05(d), the applicable Securities (and any shares of Common Stock issuable upon exercise of the Warrants (or upon redemption or exchange of Series E Preferred Stock including any Participation Rights Value for common stock)) will bear the following restrictive legend (in addition to any legend required under applicable state securities laws):

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. TRANSFER OF THE SECURITIES IS ALSO IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH A SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 4, 2015, AND AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY.

(ii) Any other legends set forth in or required by the other Basic Documents and any other legends required by state securities laws applicable to the Purchaser.

The legend set forth in Section 5.05(d) shall be removed by the Company from any certificate evidencing the legended Securities, upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the applicable Securities.

(e) Purchase Representation. The Purchaser is purchasing the Securities for its own account and not with a view to distribution in violation of any securities laws. The Purchaser has been advised and understands that none of the Securities or shares issuable upon exercise of the Warrants have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). The Purchaser has been advised and understands that the Company, in issuing the Securities, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Article V in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f) Rule 144. The Purchaser understands that there is no public trading market for the Securities, that none is expected to develop and that the Securities must be held indefinitely unless and until the Securities is registered under the Securities Act or an exemption from registration is available. The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g) Reliance by the Company. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities.

Section 5.06 No Ownership of Company Securities. As of the date of this Agreement and as of the Closing Date, the Purchaser and its Affiliates (a) do not own any Common Stock, Series B Preferred Stock, Series D Preferred Stock, or any other Company securities, other than the Notes and Securities to be issued to the Purchaser on the Closing Date and (b) is not engaged in, and has not engaged in, hedging transactions with respect to such securities. Neither Purchaser nor any of its Affiliates and associates owns (directly or indirectly, beneficially or of record) and is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

Section 5.07 Sufficient Funds. The Purchaser has sufficient cash available or access to sufficient cash to pay the Purchase Price on the Closing and to satisfy its other obligations under the Basic Documents.

Section 5.08 Section 13 Compliance. The Purchaser agrees to comply and to cause its Affiliates to comply with the applicable Section 13 filing requirements under the Exchange Act so long as it or its Affiliates beneficially own any securities of the Company.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification by the Company. The Company agrees to indemnify the Purchaser, its Affiliates and the respective Representatives (the “Purchaser Related Parties”) from all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including any expenses reasonably incurred in connection with investigating, defending or preparing to defend any related Claim) (“Losses”), and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action (“Claims”), and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all Losses, whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to:

(a) any inaccuracy of any of the representations or warranties made by the Company in this Agreement or in any certificate delivered by or on behalf of the Company pursuant to this Agreement as of the date made or (unless such representation and warranty is made as of a specific date) as of the Closing Date; or

(b) the breach or non-fulfillment of any covenant, agreement or obligation of the Company contained herein;

provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the applicable expiration of such representation or warranty as set forth in Section 7.02; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made.

Section 6.02 Indemnification by the Purchaser. The Purchaser agrees to indemnify the Company, its Affiliates and their respective Representatives (collectively, the “Company Related Parties”) from Losses, and hold each of them harmless against, any and all Claims, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all Losses, whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to

(a) any inaccuracy of any of the representations or warranties made by the Purchaser in this Agreement or in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement as of the date made or (unless such representation and warranty is made as of a specific date) as of the Closing Date; or

(b) the breach or non-fulfillment of any covenant, agreement or obligation of the Purchaser contained herein;

provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such applicable representation or warranty pursuant to Section 7.02; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of the Purchaser shall not be greater in amount than the sum of the Purchase Price for the Securities.

Section 6.03 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.01 and Section 6.02.

(b) Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes is an indemnifiable claim under this Agreement (each a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) reasonably prompt written notice of such Third Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than 30 days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within thirty days of when the Indemnified Party provides written notice of a Third Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party and (2) notify the Indemnified Party of such assumption or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability (in a form reasonably satisfactory to such Indemnified Party) of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Section 6.03 are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

Section 6.04 Waiver of Consequential and Punitive Damages. No party shall have any liability to any other party (or to any other Purchaser Related Party or Company Related Party) for any special, consequential or punitive damages (“Excluded Claims”) as a result of any claim arising under or relating to the transactions contemplated under this Agreement including, without limitation, any claim under Article VI and each party hereby waives to the maximum extent permitted by applicable Law any such Excluded Claims; provided, however, that such limitation shall not prevent any Purchaser Related Party or Company Related Party from recovering under this Article VI for any such damages to the extent that such damages are payable to a third party in connection with any Third Party Claims.

Section 6.05 Exclusive Remedy. Other than with respect to claims for fraud or intentional breach, each party acknowledges and agrees that, following the Closing, subject to Section 7.12, such party’s sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VI or, in the case of termination, as otherwise expressly provided in Section 7.03. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VI or with respect to claims for fraud or intentional breach. Notwithstanding the foregoing, nothing in this Section VI shall limit any Person’s right to seek and obtain specific performance or any other form of equitable relief to which any Person shall be entitled under applicable Law or assert a claim of fraud or intentional breach.

Section 6.06 Tax Matters. All indemnification payments under this Article VI shall be adjustments to the Purchase Price, except as otherwise required by applicable Law.

Section 6.07 Effect of Investigation. Neither the representations, warranties and covenants of the Company, nor the right to indemnification of any Purchaser Related Party making a claim under this Article VI with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of a Purchaser Related Party (including by any of its Representatives) or by reason of the fact that a Purchaser Related Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of a Purchaser Related Party waiver of any condition set forth in Section 2.05.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section or Exhibit to this Agreement, unless otherwise specified. All Exhibits to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Any reference in this Agreement to $ shall mean U.S. dollars. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect and (b) the applicable parties hereto shall negotiate in good faith to modify the Basic Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Basic Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. The term “knowledge” with respect to any Person shall be deemed to be the knowledge of the senior officers of such Person.

Section 7.02 Survival of Provisions. The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.08, Section 3.26, Section 5.01, Section 5.02, Section 5.04, Section 5.05 and Section 5.06 shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date, regardless of any investigation made by or on behalf of the Company or the Purchaser. The covenants made in this Agreement shall survive the Closing and remain operative and in full force and effect in accordance with the terms thereof regardless of acceptance of any of the Securities and payment therefor, provided that the covenants of the Company set forth in Article IV shall terminate as provided in Section 4.08. Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Company and the Purchaser thereunder, and this Article VII shall remain operative and in full force and effect as between the Company and the Purchaser with respect to any breach occurring prior to such termination, unless the Company and the Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Company and the Purchaser. The intended effect of termination of representations and warranties pursuant to this Section 7.02 (and indemnification rights with respect thereto) is to bar, from and after the date of termination, any claim or cause of action based on alleged inaccuracy of such representation or breach of such representation and warranty or any claim to indemnity with respect thereto and the parties hereby waive any such claims or causes of action from and after the date of such termination.

Section 7.03 Termination.

(a) This Agreement may be terminated at any time prior to the Closing only as follows:

(i) by mutual written consent of the Company and the Purchaser;

(ii) by the Company by written notice to the Purchaser if the Purchaser is in material breach of any representation, warranty or covenant under this Agreement (and the Company is not then in material breach of any representation, warranty or covenant) which breach if not cured would result in a failure to satisfy a closing condition under this Agreement and such breach is incapable of being cured by the Drop Dead Date;

(iii) by the Purchaser by written notice to the Company if the Company is in material breach of any representation, warranty or covenant under this Agreement (and the Purchaser is not then in material breach of any representation, warranty or covenant) which breach if not cured would result in a failure to satisfy a closing condition under this Agreement and such breach is incapable of being cured by the Drop Dead Date;

(iv) by the Company or by the Purchaser if, at or before the Closing Date, any condition set forth herein for the benefit of the Company or Purchaser, respectively, shall not have been timely met and cannot be met on or before the Drop Dead Date and has not been waived; or

(v) by Purchaser or the Company if the Closing shall not have occurred on or before 11:59 p.m. on December 31, 2015 New York, New York time (the “Drop Dead Date”) (unless the terminating party is in breach of any of its covenants and obligations hereunder).

Each party’s right of termination hereunder is in addition to any of the rights it may have hereunder.

(b) Upon termination of this Agreement in pursuant to Section 7.03(a), this Agreement shall be of no further force and effect, except Section 2.08, Article VII and the related defined terms contained therein which shall survive termination. Notwithstanding any provision of this agreement to the contrary, the sole and exclusive remedy for the Purchaser in the case of termination of this Agreement shall be payment of the fees provided for in Section 2.08, if applicable. Except as set forth in the proceeding sentence, any claim for breach of this Agreement occurring prior to termination shall survive any such termination.

Section 7.04 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. To the extent any Securities have been transferred in accordance with Section 7.05, any provision of this Agreement or any other Basic Document may be amended or waived on behalf of all Purchasers by written agreement of holders of a majority of the Preferred Shares (or, if no Preferred Shares remain outstanding, holders of a majority of the Warrant Shares (determined on an as exercised basis). Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 7.05 Restriction on Assignment. The Securities (other than the Warrant Shares upon exercise of the Warrant) may not be transferred, directly or indirectly (including by way of direct or indirect transfers of equity interests in Purchaser) other than to a Permitted Transferee without the prior written consent of the Company, such consent not to be unreasonably withheld. Any transfer or assignment of Securities (including Warrant Shares) shall be made only in compliance with all applicable Securities Laws and, if requested by the Company, delivery to the Company of a legal opinion reasonably satisfactory to the Company confirming such compliance. Notwithstanding the foregoing (a) the Purchased Series F Preferred Stock may not be transferred, and (b) the covenants of the Company set forth in Article IV of this Agreement are solely for the benefit of the Purchaser and may not be assigned to any Person other than to a Permitted Transferee with prior written notice to the Company (provided that any such assignment to a Permitted Transferee must include an assignment of all rights under Article IV (other than in respect of Section 4.07 which may be assigned ratably to a Permitted Transferee which has been assigned Warrants). In connection with any assignment of Securities, the transferring party shall provide advance written notice to the Company of the Securities being transferred, the name and notice details of the transferee (and certification that such transferee is a Permitted Transferee) and an instrument duly executed by the transferee whereby such assignee makes the representations set forth in Section 5.05 and agrees to be bound by all obligations of the Purchaser under this Agreement and the other Basic Documents to the extent of the Securities transferred to it, including without limitation, executing a joinder to the Board Representation and Standstill Agreement pursuant to which the transferee agrees to be bound by the provisions of such agreement. Any transfer of Securities which is not made in accordance with the terms of this Section 7.05 shall be void.

Section 7.06 Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without prior written consent of the other. This Agreement shall be binding upon the Company, the Purchaser and its successors and (subject to Section 7.05) permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and (subject to Section 7.05) permitted assigns, provided that Company Related Parties and Purchaser Related Parties shall be express third party beneficiaries of Article VI. To the extent any assignment of Securities shall be approved in accordance with the terms of this Agreement, it shall be a condition to such transfer that the transferee make representations substantially similar to those set forth in Article V for the benefit of the Company and agree to be bound by the obligations that are substantially similar to those obligations of Purchaser under this Agreement in respect of the Securities transferred.

Section 7.07 Confidentiality. For the Confidentiality Period, the Purchaser shall not, directly or indirectly, disclose to any person any confidential information received from the Company, its Affiliates or their respective Representatives in any form, whether acquired prior to or after the Closing Date, relating to the Company; provided, however, that the term “confidential information” does not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser in violation of this Agreement, (b) is or becomes available to the Purchaser on a non-confidential basis from a source not known to have an obligation of confidentiality to the Company, (c) was already known to the Purchaser at the time of disclosure, or (d) is independently developed by the Purchaser without reference to any confidential information disclosed to the Purchaser (or any of its Affiliates or Purchaser Designated Directors (as defined in the Board Representation and Standstill Agreement). Notwithstanding the foregoing, the Purchaser may disclose any such confidential information (A) to its Affiliates and to its and its Affiliates’ directors, officers, employees, advisory committee members, investment committee members, limited partners, investors, managers and advisors (including legal counsel) (the “Permitted Recipients”) to whom such disclosure is necessary and who in each case either (1) acknowledge that they are bound by the confidentiality provisions of this Agreement or (2) are bound by confidentiality obligations to the Purchaser or its Affiliates that are at least as stringent as the confidentiality provisions of this Agreement, and in each case the Purchaser shall use commercially reasonable efforts to cause such Permitted Recipients to keep any such information confidential; (B) as required by applicable Law or any securities exchange or market rule; or (C) as may be requested or required by any Governmental Authority (provided that the Purchaser first, to the extent legally permissible, notifies the Company and gives the Company the opportunity to contest such request or requirement, in each case as permitted by applicable Law). As used in this Agreement, “Confidentiality Period” shall mean the earlier of (i) 90 days after the later of (A) the Board Designation Termination Date (as defined in the Board Representation and Standstill Agreement), (B) the date on which all Purchaser Designated Directors (as defined in the Board Representation and Standstill Agreement) have resigned or been removed from the Board and the Purchaser has permanently waived and renounced its Board designation rights under the Board Representation and Standstill Agreement and (C) the termination of the Company’s obligations under Article IV in accordance with Section 4.08 (or, through a binding agreement by the beneficiary thereof to terminate all rights under Article IV hereof).

Section 7.08 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses

(a)	If to the Purchaser:

LSB Funding LLC

350 Park Avenue, 14th Floor

New York, NY 10022

Attn: Legal Department

Facsimile: 646-828-2851

Email: CHLegal@cainhoyenterprises.com

with a copy to:

Mark Genender

c/o Security Benefit Corporation

100 N. Crescent Drive, Suite 300

Beverly Hills, CA 90210

Facsimile: 646-828-2851

Email: Mark.Genender@cainhoyenterprises.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

Attn: Gregory J. Bynan

Facsimile: 312-558-5700

Email: gbynan@winston.com

(b)	If to the Company:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

Attention: David Shear, General Counsel

Facsimile: (405) 236-1209 (with such fax to be confirmed by telephone to (405) 510-3576)

Email: DShear@lsbindustries.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Attention: Robert L. Kimball, Esq.

Facsimile: (214) 999-7860

Email: rkimball@velaw.com

or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.09 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by the Company or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter, including the Commitment Letter dated November 6, 2015.

Section 7.10 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the address of such party set forth in Section 7.08 of this Agreement (or as otherwise specified in accordance with such Section 7.08) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a party from bringing suit or taking other legal action against the other party in any other jurisdiction to enforce this Agreement or settle any claim relating hereto.

Section 7.11 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.12 Specific Performance. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto acknowledges that the rights of each party to consummate the transactions contemplated by this Agreement and the other Basic Documents are unique and recognize and affirm that in the event of a breach of this Agreement or any other Basic Document by any party hereto or thereto, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security). Notwithstanding the foregoing, nothing herein shall be deemed to mitigate, waive, modify or terminate the Purchaser’s right to obtain the Termination Fee in accordance with Section 2.08; provided, however, that in no event shall the Purchaser be entitled to both specific performance by the Company to consummate the sale of the Securities and the Termination Fee.

Section 7.13 Guaranty of Security Benefit Corporation. By execution and delivery of this Agreement Security Benefit Corporation does hereby guarantee the payment, if and when required and due, of all amounts due and payable by Purchaser pursuant to the terms and conditions of this Agreement, provided that the obligations of Security Benefit Corporation shall terminate upon the earlier of (x) termination of this Agreement in accordance with its terms and payments of all amounts due and payable by Purchaser in connection with such termination and (y) consummation of the Closing and payment of the Purchase Price. The guaranty of Security Benefit set forth herein is one of payment and not of collection or performance. Nothing set forth herein shall be deemed to prohibit Security Benefit from asserting any claim, set off, deduction, defense, or release that Purchaser could assert against the Company under the terms of this Agreement.

Section 7.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 7.15 Costs and Expenses. Except where this Agreement or any other Basic Document states differently, each party shall bear its own fees, costs and expenses arising out of or connected with this Agreement, the other Basic Documents, and the performance of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Company shall, at the Closing, pay all reasonable attorney’s fees and expenses of the Purchaser and its Affiliates related to this Agreement, the other Basic Documents, and the performance of the transactions contemplated hereby and thereby, by wire transfer of immediately available funds as directed by the Purchaser in writing prior to the Closing.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

LSB INDUSTRIES, INC.

By:	/s/ Daniel D. Greenwell
Name:	Daniel D. Greenwell
Title:	Interim Chief Executive Officer

Signature Page to Securities Purchase Agreement

LSB FUNDING LLC

By:	/s/ Anthony D. Minella
Name:	Anthony D. Minella
Title:	Manager

Signature Page to Securities Purchase Agreement

Accepted and Agreed as to Section 7.13:

SECURITY BENEFIT CORPORATION

By:	/s/ Anthony D. Minella
Name:	Anthony D. Minella
Title:	Chief Investment Officer

Signature Page to Securities Purchase Agreement

Schedule 2.05(b)(vii)

Approvals, Consents, Filings and Waivers

None.

Schedule 3.02(a)

Authorized Capital Stock of the Company

Common Stock - Forty Million (40,000,000) shares, par value of Ten Cents ($0.10) a share.

Preferred Stock - Two Hundred Fifty Thousand (250,000) shares, par value of One Hundred Dollars ($100.00) a share.

Class C Preferred Stock - Five Million (5,000,000) shares, no par value.

Schedule 3.02(g)

List of Subsidiaries

Name		Jurisdiction of Organization	Type of Entity
Material Subsidiaries

1.	Cherokee Nitrogen L.L.C.	Oklahoma	Limited Liability Company

2.	Climate Master, Inc.	Delaware	Corporation

3.	Consolidated Industries L.L.C.	Oklahoma	Limited Liability Company

4.	EDC Ag Products Company L.L.C.	Oklahoma	Limited Liability Company

5.	El Dorado Ammonia L.L.C.	Oklahoma	Limited Liability Company

6.	El Dorado Chemical Company	Oklahoma	Corporation

7.	El Dorado Nitrogen, L.P.	Texas	Limited Partnership

8.	LSB Chemical L.L.C.	Oklahoma	Limited Liability Company

9.	Pryor Chemical Company	Oklahoma	Corporation

Other Subsidiaries

10.	CEPOLK Holdings, Inc.	Oklahoma	Corporation

11.	Chemex I Corp.	Oklahoma	Corporation

12.	Chemical Properties L.L.C.	Oklahoma	Limited Liability Company

13.	Chemical Transport L.L.C.	Oklahoma	Limited Liability Company

14.	Cherokee Nitrogen Holdings, Inc.	Oklahoma	Corporation

15.	ClimaCool Corp.	Oklahoma	Corporation

16.	The Climate Control Group, Inc.	Oklahoma	Corporation

Name		Jurisdiction of Organization	Type of Entity
17.	ClimateCraft, Inc.	Oklahoma	Corporation

18.	ClimateCraft Technologies, Inc.	Oklahoma	Corporation

19.	El Dorado Acid, L.L.C.	Oklahoma	Limited Liability Company

20.	El Dorado Acid II, L.L.C.	Oklahoma	Limited Liability Company

21.	El Dorado Nitric L.L.C.	Oklahoma	Limited Liability Company

22.	International Environmental Corporation	Oklahoma	Corporation

23.	Koax Corp.	Oklahoma	Corporation

24.	LSB Capital L.L.C.	Oklahoma	Limited Liability Company

25.	LSB-Europa Limited	Oklahoma	Corporation

26.	Summit Machine Tool Manufacturing L.L.C.	Oklahoma	Limited Liability Company

27.	ThermaClime Technologies, Inc.	Oklahoma	Corporation

28.	TRISON Construction, Inc.	Oklahoma	Corporation

29.	XpediAir, Inc.	Oklahoma	Corporation

30.	Zena Energy L.L.C.	Oklahoma	Limited Liability Company

Schedule 3.19

Permitted Liens

None.

Schedule 4.01

El Dorado Capital Expenditures

Description	Amount ($ in 000’s)
Engineering/License Fees/Commissioning	$8,875
Equipment – LSB Direct	$23,227
Equipment/Equipment Install	$474
Mechanical/Piping	$58,566
Insulation	$8,644
Painting	$4,277
Electrical/Instrumentation	$13,126
Concrete/Site Work	$8,034
Structural Steel	$1,378
Buildings/Architectural	$13,142
Heat Trace/Steam	$2,667
Instrument Purchase	$1,044
Freight/Taxes/Other Direct Costs	$486
Leidos Engineering/ GC	$7,089
Leidos Profit (4.5%)	$3,528
Other – Misc. (“Contingency”)[1]	$20,549
Total Base Costs	$175,106
Tier 1 Contingency	$23,000
Tier 2 Contingency	$23,000

Total Estimated Costs	$221,106
Capitalized Interest	$20,000

Grand Total	$241,106

[1]	This is an estimated amount for miscellaneous supplies, valves, labor that are expected to be spent but not yet identified via engineering or constructions crews.

EXHIBIT A

FORM OF BOARD REPRESENTATION AND STANDSTILL AGREEMENT

A-1

Execution Version

BOARD REPRESENTATION AND STANDSTILL AGREEMENT

THIS BOARD REPRESENTATION AND STANDSTILL AGREEMENT, dated as of December 4, 2015 (this “Agreement”), is entered into by and among LSB Industries, Inc., a Delaware corporation (the “Company”), LSB Funding LLC, a Delaware limited liability company (the “Purchaser”), Security Benefit Corporation, a Kansas corporation (“Security Benefit”), Todd Boehly, an individual (“Boehly”), Jack E. Golsen, an individual (“J. Golsen”), Steven J. Golsen, an individual (“S. Golsen”), Barry H. Golsen, an individual (“B. Golsen”), Linda Golsen Rappaport, an individual (“L. Rappaport”), Golsen Family LLC, an Oklahoma limited liability company (“Family LLC”), SBL LLC, an Oklahoma limited liability company (“SBL LLC”), and Golsen Petroleum Corp., an Oklahoma corporation (“GPC”, and together with J. Golsen, S. Golsen, B. Golsen, L. Rappaport, Family LLC, SBL LLC, each a “Golsen Holder” and, collectively, the “Golsen Holders”). The Company, the Purchaser, Security Benefit, Boehly, each of the Golsen Holders and each Permitted Transferee (as defined in the Purchase Agreement (as defined below)) of the Purchaser executing a joinder agreement in the form of Annex B hereto (a “Permitted Transferee”) are herein referred to collectively as the “Parties” and each as a “Party.” The Purchaser, Security Benefit, Boehly and each Permitted Transferee are herein referred to collectively as the “Purchaser Parties” and each as a “Purchaser Party.” Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Securities Purchase Agreement, dated as of December 4, 2015 (as amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), by and among the Company, the Purchaser and Security Benefit Corporation, the Company has agreed to issue and sell the Securities to the Purchaser;

WHEREAS, to induce the Parties to enter into the transactions contemplated by the Purchase Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the initial closing of the transactions contemplated by the Purchase Agreement (the “Closing”);

WHEREAS, the Purchaser’s investment in the Company and acquisition of the Securities pursuant to the Purchase Agreement is expected to benefit the Company;

WHEREAS, the Purchaser will receive valuable consideration as a result of the investment in the Company and acquisition of the Securities pursuant to the Purchase Agreement;

WHEREAS, the board of directors of the Company (the “Board” and each member thereof a “Director”) has determined it to be in the best interests of the Company to provide the Purchaser and the Golsen Holders with certain designation rights in respect of the Board, pursuant to the terms of this Agreement; and

WHEREAS, each of the Purchaser Parties believes it to be in its best interest to provide the Company with certain standstill rights, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

AGREEMENT

Section 1. BOARD DESIGNATION RIGHTS.

(a) Subject to the other provisions of this Section 1, during the period commencing on the date of this Agreement and ending on the Board Designation Termination Date (as defined below), the Purchaser has the option and right (but not the obligation) to designate nominees to be nominated by the Company at each annual (or special) meeting of stockholders of the Company to serve as Directors on the Board (each, a “Purchaser Designated Director”) in accordance with this Section 1. Subject to the other provisions of this Section 1, during the period commencing on the date of this Agreement and ending on the Golsen Holders Board Designation Termination Date (as defined below), the Golsen Holders have the option and right (but not the obligation) to designate nominees to be nominated by the Company at each annual (or special) meeting of stockholders of the Company to serve as Directors on the Board (each, a “Golsen Holders Designated Director” and, together with the Purchaser Designated Directors, the “Designated Directors” and each a “Designated Director”) in accordance with this Section 1. Each Designated Director shall, (i) not be prohibited from serving as a Director pursuant to any rule or regulation of the Commission or any National Securities Exchange on which the Company’s Common Stock is listed or admitted to trading, and (ii) not be an employee, manager or director of any Competitor (as defined below). In addition, one Purchaser Designated Director shall in the good faith, reasonable judgment of the Company satisfy the independence requirements of The New York Stock Exchange, Inc. (the “NYSE”) or any other national securities exchange on which the Company’s Common Stock is listed or admitted to trading. As a condition precedent to service on the Board, each Designated Director shall deliver to the Board his or her written resignation from the Board (in the form attached hereto as Annex A) that the Board or its Nominating and Corporate Governance Committee may, in the Board’s or such committee’s sole discretion, accept and make effective solely and to the extent provided in accordance with subsection (c) below. For purposes of this Agreement, the term “Competitor” shall mean any person or entity that is an operating company (it being agreed that “Competitor” shall not include any company the primary business purpose of which is to provide financing directly or indirectly to unaffiliated entities, whether or not engaged in the nitrogen based chemicals or climate control sectors) which engages in the nitrogen based chemicals or climate control business or otherwise provides similar services or engages in a similar business as the Company and its subsidiaries.

(b) The Company and the Board shall take all actions necessary or advisable to effect the provisions of Section 1(a) (subject to Section 1(c)), including, effective as of the date of this Agreement, validly appointing one Purchaser Designated Director to each of the three classes of Directors of the Company, each to serve an initial term that expires no earlier than the annual meeting of the stockholders of the Company (the “Stockholders”) to be held in 2016, 2017 and 2018, respectively.

(i) The initial Purchaser Designated Director who shall serve until the annual meeting of the Stockholders to be held in 2016 is Jonathan Bobb. The initial Purchaser Designated Director who shall serve until the annual meeting of the Stockholders to be held in 2017 is Joseph E. Reece. The initial Purchaser Designated Director who shall serve until the annual meeting of the Stockholders to be held in 2018 is Mark Genender. The initial Golsen Holders Designated Directors are Jack Golsen, who is currently serving as a Director until the annual meeting of the Stockholders to be held in 2016, and Barry Golsen, who is currently serving as a Director until the annual meeting of the Stockholders to be held in 2018.

(ii) Each of the Purchaser, on the one hand, and the Golsen Holders, on the other hand, agree (A) upon the Company’s request to, and to cause each Designated Director designated by it or them, as applicable, to, timely provide the Company with accurate and complete information relating to such Designated Director as may be required to be disclosed by the Company under the Exchange Act and (B) to cause each Designated Director designated by it or them, as applicable, to comply with the Section 16 filing obligations under the Exchange Act. At each applicable election of Directors, the Board shall nominate each Designated Director, which designee must meet the standards set forth in subsection (a) above, as part of the slate of Directors nominated by the Board for election by the Stockholders and shall recommend that the Stockholders vote for the each of the Designated Directors (and if any Designated Director and any non-Designated Directors are each the subject of any third party solicitation of proxies or written consents against the election of such Directors, the Company will recommend that the Stockholders vote for the election of the Designated Director in a manner substantially similar to the manner in which it recommends that the Stockholders vote for such other Directors). Additionally, in the event of the resignation, death, or removal (for cause or otherwise) of any Designated Director, the Purchaser or the Golsen Holders who designated such Director shall have the right for the ensuing 30 days, subject to the other provisions of this Section 1, to designate in writing furnished to the Nominating and Governance Committee the person to be appointed by the Board as the Designated Director to fill the resulting vacancy (subject to such designee meeting the standards set forth in subsection (a) above).

(iii) Any action by the Purchaser or the Golsen Holders to designate a Designated Director shall be evidenced in writing furnished to the Nominating and Governance Committee not later than January 31 of the year in which the annual meeting of the Stockholders for the election of such Designated Director is to be held (or in the case of a special meeting within a reasonable time in advance of such meeting in order to allow the Board and the Nominating and Governance Committee to determine compliance with the qualifications required in Section 1 and otherwise to comply with its proxy solicitation and disclosure obligations in connection with such meeting) and shall be executed by the Purchaser or the Golsen Holders, as applicable.

(iv) In the event that the Purchaser or the Golsen Holders fail to designate a Designated Director meeting the qualifications specified in Section 1 in accordance with the time periods set forth in this Section 1(b) (including upon the resignation, death or removal of a Designated Director), the Board, upon recommendation from the Nominating and Governance Committee, shall have the right to retain the resulting vacancies on the Board, reduce the size of the Board to the extent of the resulting vacancies or designate an individual or individuals recommended by the Nominating and Governance Committee to fill such vacancies, in each case until the next meeting of the Stockholders for the election of Directors of that class, at which time the Purchaser or the Golsen Holders, as applicable, will again be entitled to designate Designated Directors to the extent permitted in this Section 1. Unless otherwise recommended by the Nominating and Governance Committee, any Directors so designated by the Board to fill such vacancies shall satisfy the independence requirements of the NYSE or any other national securities exchange on which the Company’s Common Stock is listed or admitted to trading.

(c) From and after the Closing and until the Board Designation Termination Date, the Purchaser shall be entitled to designate up to three (3) Purchaser Designated Directors pursuant to this Section 1; provided, however, that, from and after the redemption in full of all of the Purchased Series E Preferred Stock held by the Purchaser and its Permitted Transferees (the “Redemption Termination Date”), (i) so long as the Purchaser and its Permitted Transferees, collectively, continue to beneficially own at least 25% of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate up to two (2) Purchaser Designated Directors and (ii) so long as the Purchaser and its Permitted Transferees, collectively, continue to beneficially own at least 10% (but not greater than 24.99%) of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate one (1) Purchaser Designated Director. From and after the Closing until the Golsen Holders Board Designation Termination Date, the Golsen Holders shall be entitled to designate up to two (2) Golsen Holders Designated Directors pursuant to this Section 1; provided, however, so long as the Golsen Holders, collectively, continue to beneficially own at least 2.5% (but not 5% or more) of the then outstanding Common Stock, the Golsen Holders shall only be entitled to designate up to one (1) Golsen Holders Designated Director. Notwithstanding the foregoing, (x) the rights of the Purchaser to designate any Purchaser Designated Directors pursuant to this Section 1 shall immediately cease and terminate on the first date on which the Purchaser and its Permitted Transferees, collectively, no longer beneficially own at least 10% of the Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such Common Stock upon exercise of the Warrants) (such date, the “Board Designation Termination Date”) and (y) the rights of the Golsen Holders to designate any Golsen Holders Designated Directors pursuant to this Section 1 shall immediately terminate on the first date on which the Golsen Holders, collectively, no longer beneficially own at least 2.5% of the then outstanding Common Stock (such date, the “Golsen Holders Board Designation Termination Date”). At any time on or after the Redemption Termination Date, the Board Designation Termination Date or the Golsen Holders Board Designation Termination Date, the Board shall be entitled to accept and make effective the resignations of any Designated Directors in excess of the number of Designated Directors that the Purchaser or the Golsen Holders, as applicable, are entitled to designate pursuant to this Section 1(c); provided, however, that the Purchaser or the Golsen Holders, as applicable, shall be entitled to specify (by written notice to the Company) which Designated Directors’ resignations shall be so accepted and made effective if the number of required resignations hereunder is less than the number of then serving Designated Directors designated by the Purchaser or the Golsen Holders, as applicable. In addition to the obligation in Section 1(a) of each Designated Director to deliver the written resignation described therein, after the Redemption Termination Date, the Board Designation Termination Date or the Golsen Holders Board Designation Termination Date, as applicable, each of the Purchaser, on the one hand, and the Golsen Holders, on the other hand, agree, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Company, to cause the Designated Directors then serving as members of the Board in excess of the number of Designated Directors that it or they are entitled to designate pursuant to this Section 1(c), as applicable, to resign from the Board effective immediately.

(d) At all times while a Designated Director is serving as a member of the Board, and following any such Designated Director’s death, resignation, removal or other cessation as a Director in such former Designated Director’s capacity as a former Director, such Designated Director shall be entitled to all rights to indemnification and exculpation, in each case, as are then made available to any other member of the Board. While serving as a Designated Director, such Designated Director shall be entitled to compensation commensurate with that of similarly situated (i.e., independent, employee or non-employee affiliate) members of the Board and reimbursement for reasonable expenses consistent with the Company’s policies applicable to other similarly situated Directors.

(e) The option and right to appoint Designated Directors granted to each of the Purchaser and the Golsen Holders by the Company under this Section 1 may not be transferred or assigned, in whole or in part, by the Purchaser or the Golsen Holders directly or indirectly (including by way of direct or indirect transfers of equity interests in such Persons) without the prior written consent of the Company (provided that direct or indirect transfers of equity interests in such Person among or to (i) in the case of the Purchaser Parties, Todd Boehly and his direct or indirect controlled Affiliates or (ii) an Affiliate thereof shall not be deemed to be an assignment hereunder so long as, with respect to transfers pursuant to clause (ii) above, such transfers collectively would not result in equity interests in such Person representing a majority of the economic or voting interests in such Person being owned or controlled by a Person or Persons that do not own or control a majority of the economic or voting interests in such Person immediately prior to such transfer.

(f) The Board shall not designate an executive committee or any other committee which has been delegated authority substantially similar to the authority of the Board unless each then serving Purchaser Designated Director is also appointed as a member of such committee. Unless prohibited by applicable law or the rules of the NYSE (or any other national securities exchange on which the Company’s Common Stock is listed or admitted to trading), each of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee of the Board shall include one then serving Purchaser Designated Director as timely designated in writing by the Purchaser.

(g) Each of the Golsen Holders hereby appoints J. Golsen to serve as the Golsen Representative (the “Golsen Representative”) for purposes of this Agreement and to act as the agent of the Golsen Holders with respect to (i) the giving of any notice or instruction that is required or permitted to be given or which may be given by the Golsen Holders under the terms of this Agreement, (ii) the execution and delivery on behalf of the Golsen Holders of any amendment or supplement to this Agreement and (iii) the execution and delivery of any waiver or extension on behalf of the Golsen Holders under the terms of this Agreement. It is acknowledged that the actions to be taken by the Golsen Representative on behalf of the Golsen Holders under the terms of this Agreement are ministerial in nature and that the Golsen Representative shall only take such actions as may be authorized or instructed by the Golsen Holders and that the Golsen Representative shall not have any liability to the other Golsen Holders for any actions or omission by the Golsen Representative, in such capacity. Each of the Golsen Holders hereby authorizes each of the other parties to this Agreement to conclusively and absolutely rely, without inquiry, upon any action taken by the Golsen Representative as the actions of each Golsen Holder in all matters referred to in this Section 1(g). The Golsen Representative may be removed at any time hereunder, with or without cause, by means of notice to such effect to the Company and the then serving Golsen Representative from any one or more Golsen Holders, who individually or collectively, beneficially owns more than 50% of the outstanding Common Stock then owned by the Golsen Holders and its Affiliates (the “Majority of Golsen Holders”). Within five business days after the effective date of the removal or resignation of the Golsen Representative, the Golsen Holders by a vote of a Majority of Golsen Holders shall select a successor Golsen Representative who must be either a Golsen Holder or an Affiliate of a Golsen Holder and shall promptly give the Company notice of such selection.

Section 2. VOTING OBLIGATIONS.

(a) Each of the Parties (other than the Company) agrees that, provided that the Company is not in breach of its obligations under this Agreement (including Section 1 hereof), during the Voting Period (as defined below), at any meeting of the Stockholders, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the Stockholders or in any other circumstances upon which a vote, consent or other approval of all or some of the Stockholders is sought solely with respect to the matters described in this Section 2, such Party shall vote (or cause to be voted) or execute (or cause to be executed) consents with respect to, as applicable, all of the Company securities (including the Securities) owned (beneficially or of record) by such Party (or its Affiliates) as of the applicable record date in favor of (FOR) the election of the persons named in the Company’s proxy statement as the Board’s nominees for election as Directors, and against any other nominees.

(b) With respect to any vote of the Stockholders held during the Voting Period with respect to the matters set forth in Section 2(a), each of the Parties (other than the Company) shall, and shall cause its Affiliates on any applicable record date to, appear at such meeting (in person or by proxy) or otherwise cause all of the Securities held by such Party (or such Affiliates) to be counted as present thereat for purposes of establishing a quorum. Any vote required to be cast or consent required to be executed pursuant to this Section 2 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of that vote or consent.

(c) “Voting Period” means the period from and including the date of this Agreement through and including the annual meeting of Stockholders to be held in 2016 (including any adjournments and postponements thereof).

Section 3. STANDSTILL.

(a) During the period commencing on the Closing and ending on the Standstill Termination Date (as defined below), provided that the Company is not in breach of its obligations under this Agreement (including Section 1 hereof), each of the Purchaser Parties (so long as such Purchaser Party is an Affiliate of the beneficial owner of the Company securities issued under the Purchase Agreement) shall not, and shall cause its controlled Affiliates not to, directly or indirectly:

(i) engage in any hostile or takeover activities with respect to the Company (including by means of a tender offer or soliciting proxies or written consents, other than as recommended by the Board);

(ii) acquire or propose to acquire beneficial ownership of additional Common Stock (other than the Common Stock issuable upon exercise of the Warrants) or other Company securities that in the aggregate, together with their beneficial ownership of any other Common Stock, is equal to beneficial ownership of twenty percent (20%) or more of the voting power of the outstanding Common Stock (taking into account the voting rights of the Common Stock underlying the Warrants and the Series F Preferred Stock); provided that the foregoing shall not prohibit or apply to the receipt of any (A) Common Stock paid as dividends on the Purchased Series E Preferred Stock held by the Purchaser or any of its Permitted Transferees or any Common Stock issued in exchange for the redemption of the Purchased Series E Preferred Stock held by the Purchaser or any of its Permitted Transferees in each case in accordance with the Series E Certificate of Designations and the Purchase Agreement or (B) or (C) any New Common Stock issued to the Purchaser or any of its Permitted Transferees pursuant to Section 4.07 of the Purchase Agreement, and such Series E Preferred Stock, Common Stock and New Common Stock shall not be taken into account for purposes of establishing compliance with the foregoing;

(iii) acquire or propose to acquire any other securities of the Company or any securities of any Affiliates of the Company;

(iv) call a special meeting of the Stockholders; or

(v) propose to remove, or vote to remove, any Directors of the Company (other than a Purchaser Designated Director in accordance with Section 1).

(b) Specifically, but without limiting Section 3(a), during the period commencing on the Closing and ending on the Standstill Termination Date, without the prior written consent of the Company, each of the Purchaser Parties shall not, and shall cause its controlled Affiliates not to, directly or indirectly:

(i) propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination, partnership, joint venture, acquisition or similar transaction involving the Company or any of its Affiliates or their properties, except as expressly permitted hereby

(ii) make or in any way participate in any “solicitation” of “proxies” (as such terms are used in Rule 14a-1 of Regulation 14A under the Exchange Act) or written consents to vote, seek to influence, or advise others with respect to the voting of any voting securities of the Company or any of its Affiliates (other than in a Purchaser Designated Director’s capacity as a member of the Board);

(iii) form, join or participate in a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to any voting securities of the Company or any of its Affiliates;

(iv) act to seek to control or influence the management, Board or policies of the Company, except through the Purchaser Designated Directors or as permitted by Section 3(c);

(v) propose to remove, or vote to remove, any Directors of the Company (other than pursuant to the exercise of the Purchaser’s right to nominate Purchaser Designated Directors pursuant to Section 1);

(vi) publicly disclose any intent, plan or arrangement inconsistent with this Agreement; or

(vii) advise, assist or encourage others in connection with the above.

(c) Notwithstanding the foregoing provisions of this Section 3, the foregoing provisions shall not, and are not intended to:

(i) prohibit any Purchaser Party or its controlled Affiliates from privately communicating with, including making any offer or proposal to, the Board;

(ii) restrict in any manner how any Purchaser Party or its controlled Affiliates vote their Common Stock or other Company securities, except as provided in Section 2;

(iii) restrict the manner in which any Purchaser Designated Director may (A) vote on any matter submitted to the Board or the Stockholders, (B) participate in deliberations or discussions of the Board (including making suggestions or raising issues to the Board) in his or her capacity as a member of the Board, or (C) take actions required by his or her exercise of legal duties and obligations as a member of the Board or refrain from taking any action prohibited by his or her legal duties and obligations as a member of the Board;

(iv) restrict any Purchaser Party or any of its Permitted Transferees from selling or transferring any of their Company securities to any other Purchaser Party or its Permitted Transferees or any successor of such Purchaser Party that, in any such case, agrees to be bound by the provisions contained in this Agreement; or

(v) restrict any Purchaser Party or any of its Permitted Transferees from receiving (A) any Series E Preferred Stock or Common Stock paid as dividends on the Securities or issued upon the redemption of the Purchased Series E Preferred Stock, in each case pursuant to the Series E Certificate of Designations, the Purchase Agreement and the other agreements contemplated thereby or (B) any New Common Stock in accordance with Section 4.07 of the Purchase Agreement.

(d) “Standstill Termination Date” means the earlier of (i) 90 days after the Board Designation Termination Date and (ii) the later of (A) the first anniversary of the date of this Agreement and (B) 90 days after the date on which all Purchaser Designated Directors have resigned or been removed from the Board and the Purchaser has permanently waived and renounced its Board designation rights under Section 1.

(e) Each Purchaser Party hereby represents and warrants to the Company that such Purchaser Party is an Affiliate of the Purchaser as of the date hereof.

Section 4. MISCELLANEOUS.

(a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by any Party or any of its Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof; provided, however, nothing in this Agreement amends or supersedes any of J. Golsen’s rights under any employment, severance, equity or cash award, or settlement agreement or any other employment benefit plan or arrangement between J. Golsen and the Company.

(b) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

Attention: David Shear, General Counsel

Facsimile: (405) 236-1209 (with such fax to be confirmed by telephone to (405) 510-3576)

Email: DShear@lsbindustries.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Attention: Robert L. Kimball, Esq.

Facsimile: (214) 999-7860

Email: rkimball@velaw.com

If to any Purchaser Party:

LSB Funding LLC

350 Park Avenue, 14th Floor

New York, NY 10022

Attn: Legal Department

Facsimile: (646) 828-2851

Email: CHLegal@cainhoyenterprises.com

with a copy to (which shall not constitute notice):

Mark Genender

C/o Security Benefit Corporation

100 N. Crescent Drive, Suite 300

Beverly Hills, CA 90210

Attention: Mark Genender

Facsimile: (646) 828-2851

Email: Mark.Genender@cainhoyenterprises.com

If to any Golsen Holder, to the Golsen Representative:

Jack E. Golsen

16 South Pennsylvania

Oklahoma City, Oklahoma 73107

Attention: Jack E. Golsen

Facsimile: (405) 235-5067

Email: jgolsen@lsbindustries.com

(c) Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(d) Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal processes and notify the other Parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS

AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f) No Waiver; Modifications in Writing.

(i) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto; provided, however, that this Agreement shall be deemed to be amended without the consent of the Parties hereto by the execution and delivery of a joinder agreement in the form of Annex B hereto solely for the purpose of adding a Purchaser Party to this Agreement. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h) Binding Effect; Assignment; Termination. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties. This Agreement shall terminate with respect to the Purchaser Parties (and the Company’s rights with respect to and obligations to the Purchaser Parties) on the later of the Board Designation Termination Date and the Standstill Termination Date and with respect to the Golsen Holders (and the Company’s rights with respect to and obligations to the Golsen Holders) on the Golsen Holders Board Designation Termination Date, except that in any such case the provisions of this Section 4 shall survive any termination of this Agreement and except that no party to this Agreement shall be relieved or released from liability for damages arising out of a breach of this Agreement before such termination.

(i) Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j) Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k) Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto execute this Board Representation and Standstill Agreement, effective as of the date first above written.

COMPANY

LSB INDUSTRIES, INC.

By:
Name:
Title:

PURCHASER PARTIES:

LSB FUNDING LLC

By:
Name:
Title:

SECURITY BENEFIT CORPORATION

By:
Name:
Title:

Todd Boehly

GOLSEN HOLDERS:

Jack E. Golsen

Barry H. Golsen

Steven J. Golsen

Linda Golsen Rappaport

GOLSEN FAMILY LLC

By:
Its:

SBL LLC

By:
Its:

GOLSEN PETROLEUM CORP.

By:
Its:

ANNEX A

Form of Designated Director Resignation

Irrevocable Resignation

            , 20

Attention: Board of Directors (the “Board”) of LSB Industries, Inc. (the “Company”)

In accordance with and subject to the terms and conditions of Section 1 of that certain Board Representation and Standstill Agreement dated as of December 4, 2015 by and among LSB Industries, Inc., a Delaware corporation, LSB Funding LLC, a Delaware limited liability company, Security Benefit Corporation, a Kansas corporation, Todd Boehly, an individual, Jack E. Golsen, an individual, Steven J. Golsen, an individual, Barry H. Golsen, an individual, Linda Golsen Rappaport, an individual, Golsen Family LLC, an Oklahoma limited liability company, SBL LLC, an Oklahoma limited liability company, and Golsen Petroleum Corp., an Oklahoma corporation, (as amended or restated from time to time, the “Agreement”), I hereby tender my resignation as a director of the Company. This resignation shall be effective upon acceptance by the Company in accordance with Section 1(c) of the Agreement.

[with respect to J. Golsen only: This resignation shall not be considered a resignation for purposes of any employment, severance or settlement agreement with the Company.]

This resignation shall be irrevocable and may not be withdrawn by me at any time. My decision to resign does not involve any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies, or practices.

Very truly yours,

Accepted on , 20 .

ANNEX B

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement is made this      day of             , 20    , by and between                      (the “Permitted Transferee”) and LSB Industries, Inc, a Delaware corporation (the “Company”), pursuant to the terms of the Board Representation and Standstill Agreement dated as of December 4, 2015 by and among the Company, LSB Funding, LLC, a Delaware limited liability company (the “Purchaser”), and the other parties thereto (the “Agreement”) and the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Purchaser have agreed in the Purchase Agreement that all Persons to whom Securities are transferred in accordance with the Purchase Agreement must enter into a Joinder Agreement binding such Person as a Purchaser Party to the same extent as if such Person was an original party thereto and imposing the same restrictions and obligations on such Person as are imposed upon the Purchaser Parties under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Permitted Transferee of the Securities, the Permitted Transferee acknowledges and hereby joins in, and agrees to be bound by, the Agreement as a Purchaser Party and shall have all of the restrictions and obligations of a Purchaser Party under the terms and conditions of the Agreement to the same extent as if the Permitted Transferee were an original Purchaser Party to the Agreement. The Permitted Transferee represents and warrants to the Company that, as of the date hereof, such Permitted Transferee is, or is an Affiliate of, the beneficial owner of the Company securities issued under the Purchase Agreement.

This Joinder Agreement shall be attached to and become a part of the Agreement.

The provisions of Article IV of the Agreement shall apply mutatis mutandis to this Agreement.

IN WITNESS WHEREOF, the undersigned hereto execute this Joinder Agreement effective as of the date first above written.

COMPANY

LSB INDUSTRIES, INC.

By:
Name:
Title:

PERMITTED TRANSFEREE:

[ ]

By:
Name:
Title:

EXHIBIT B

FORM OF WARRANT

B-1

Execution Version

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 4, 2015, AND AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY.

LSB INDUSTRIES, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 2015-1

Number of Shares of Common Stock: FOUR MILLION ONE HUNDRED THREE THOUSAND SEVEN HUNDRED FORTY SIX (4,103,746)

Date of Issuance: December 4, 2015 (“Issuance Date”)

LSB Industries, Inc., a Delaware corporation (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, LSB Funding LLC, a Delaware limited liability company, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 5:30 p.m., New York Time, on the Expiration Date (as defined below), FOUR MILLION ONE HUNDRED THREE THOUSAND SEVEN HUNDRED FORTY SIX (4,103,746) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). This Warrant is one of a series of warrants to purchase shares of Common Stock (collectively, the “Warrants”) issued pursuant to that certain Securities Purchase Agreement by and between the Company, the Holder and Security Benefit Corporation (as amended, restated, supplemented or otherwise identified from time to time, the “Purchase Agreement”) dated December 4, 2015. In addition to the defined terms set forth in Section 18 herein, capitalized terms that are not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”) or (B) if the conditions for Cashless Exercise (as defined in Section 1(c)) set forth in Section 1(c) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (the items under (i) and (ii) above, the “Exercise Delivery Documents”). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. On or before the first Trading Day following the date on which the Company has received the Exercise Delivery Documents (the date upon which the Company has received all of the Exercise Delivery Documents, the “Exercise Date”), the Company shall transmit by facsimile or e-mail transmission an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Trading Day following the date on which the Company has received all of the Exercise Delivery Documents. On or before the third Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall cause the Transfer Agent to register by book entry, as described in Section 1(h) below, the transfer and delivery of the Warrant Shares issuable to the Holder upon such exercise and deliver to the Holder an Ownership Notice (as defined in Section 1(h)) relating to such Warrant Shares. Upon delivery of the Exercise Delivery Documents to the Company, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date registration of such Warrant Shares in the Holder’s name or delivery of the Ownership Notice in respect thereof to Holder. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any such submission and at its own expense, issue a new Warrant (in accordance with Section 7(e)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant has been and/or is exercised. The Company shall pay any and all transfer taxes and other expenses of the Company and the Holder(s) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof. All Warrant Shares issued upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholders of the Company and free and clear of all liens.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.10 per share of Common Stock, subject to adjustment as provided herein.

(c) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A × B) - (A × C)
B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = The arithmetic average of the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) on fifteen (15) Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the closing date of the offering pursuant to which the Company was obligated to issue this Warrant.

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed pending resolution of such dispute.

(e) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(f) Exchange Act Filings. The Holder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the U.S. Securities and Exchange Commission pursuant to Sections 13 and 16 of the Exchange Act as a result of its acquisition of any Warrant and the Warrant Shares and any future retention or transfer thereof.

(g) Book Entry; Ownership Notice. Any Warrant Shares issued hereunder shall be in uncertificated, book-entry form, as permitted by the Company’s Bylaws and the Delaware General Corporation Law. The Transfer Agent shall maintain the register for the

Common Stock and such book-entry system. Upon any exercise of this Warrant, the Company shall deliver (or cause the Transfer Agent to deliver) to the Holder a screen shot of the Transfer Agent’s records or such other instrument as the Transfer Agent shall typically issue in such circumstance indicating the registration of transfer to the Holder by book entry of the number of shares of Common Stock issuable to the Holder upon such exercise of the Warrant (an “Ownership Notice”). The Transfer Agent’s records and any Ownership Notices shall contain the legend set forth at the beginning of this Warrant (or an equivalent notation reflecting the transfer restrictions described in such legend) until such time as a legend is no longer required by the terms of the Purchase Agreement.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. THE EXERCISE PRICE AND THE NUMBER OF WARRANT SHARES SHALL BE ADJUSTED FROM TIME TO TIME AS FOLLOWS:

(a) Adjustment upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.

(c) Special Distributions. In case the Company shall declare a dividend or make any other distribution (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 2(a)), including, without limitation, in cash, in property or assets, to holders of Common Stock (a “Special Distribution”), then the Board shall make provision so that upon the exercise of the Warrant, the Holder or the Holder’s subsequent permitted transferee(s) shall be entitled to receive such dividend or distribution that the Holder would have received had the Warrant been exercised immediately prior to the record date for such dividend or distribution. When a Special Distribution is made, the Company shall promptly notify the Holder of such event in writing and the dividend or other distribution that such Holder is entitle to receive upon exercise of the Warrant.

3. FUNDAMENTAL TRANSACTIONS.

(a) Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and any adjustment under this Section 3 shall be without duplication for any adjustment or distribution made under Section 2.

(b) In the event that the Company at any time grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”) the then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to determined for the grant, issue or sale of such Purchase Rights.

4. NO DUPLICATIVE ADJUSTMENT; LIMIT ON ADJUSTMENTS. ANY ADJUSTMENTS OR DISTRIBUTION RIGHTS UNDER ANY PROVISION OF SECTIONS 2 OR 3 SHALL BE MADE WITHOUT DUPLICATION FOR (I) ANY OTHER ADJUSTMENT OR PARTICIPATION RIGHT UNDER ANY OTHER PROVISION OF SECTION 2 OR 3 OR (II) ANY PRE-EMPTIVE RIGHTS UNDER SECTION 4.07 OF THE PURCHASE AGREEMENT. IN ADDITION, IF THE HOLDER OR THE COMPANY REASONABLY BELIEVES, BASED ON THE WRITTEN OPINION OF LEGAL COUNSEL, THAT ANY REGULATORY OR STOCKHOLDER APPROVAL, INCLUDING UNDER APPLICABLE ANTI-TRUST LAWS OR APPLICABLE RULES AND REGULATIONS OF ANY NATIONAL SECURITIES

EXCHANGE OR OVER-THE-COUNTER MARKET ON WHICH THE COMMON STOCK IS LISTED FOR TRADING, IS REQUIRED PRIOR TO THE HOLDER ACQUIRING ANY PURCHASE RIGHTS IT HAS ELECTED, OR IS OTHERWISE ENTITLED, TO ACQUIRE PURSUANT TO SECTION 3(B), THE HOLDER SHALL NOT BE REQUIRED TO MAKE SUCH ACQUISITION, AND THE COMPANY SHALL DELAY SUCH ISSUANCE OF THE PURCHASE RIGHTS TO THE HOLDER UNTIL SUCH APPROVAL HAS BEEN OBTAINED (OR, IN THE CASE OF APPLICABLE ANTI-TRUST LAWS, THE REQUIRED FILINGS HAVE BEEN COMPLETED AND ANY APPLICABLE WAITING PERIOD HAS EXPIRED). THE COMPANY SHALL USE REASONABLE BEST EFFORTS TO COMPLY PROMPTLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS RELATED TO OBTAINING SUCH APPROVALS. IF THE PRECEDING SENTENCE OF THIS SECTION 4 APPLIES, NOTHING IN SECTION 3(B) SHALL PREVENT THE COMPANY FROM PROCEEDING WITH THE ISSUANCE OF THE PURCHASE RIGHTS TO THE OTHER HOLDERS OF COMMON STOCK WHO HAVE ELECTED, OR ARE OTHERWISE ENTITLED, TO ACQUIRE SUCH PURCHASE RIGHTS OTHER THAN THE PORTION OF THE PURCHASE RIGHTS THAT THE HOLDER IS ENTITLED TO ACQUIRE PURSUANT TO SECTION 3(B).

5. RESERVATION OF WARRANT SHARES. THE COMPANY COVENANTS THAT IT WILL AT ALL TIMES RESERVE AND KEEP AVAILABLE OUT OF THE AGGREGATE OF ITS AUTHORIZED BUT UNISSUED AND OTHERWISE UNRESERVED COMMON STOCK, SOLELY FOR THE PURPOSE OF ENABLING IT TO ISSUE WARRANT SHARES UPON EXERCISE OF THIS WARRANT AS HEREIN PROVIDED, THE NUMBER OF SHARES OF COMMON STOCK WHICH ARE THEN ISSUABLE AND DELIVERABLE UPON THE EXERCISE OF THIS ENTIRE WARRANT. THE COMPANY COVENANTS THAT ALL SHARES OF COMMON STOCK SO ISSUABLE AND DELIVERABLE SHALL, UPON ISSUANCE AND THE PAYMENT OF THE APPLICABLE EXERCISE PRICE IN ACCORDANCE WITH THE TERMS HEREOF, BE DULY AND VALIDLY AUTHORIZED, ISSUED AND FULLY PAID AND NONASSESSABLE. IF, NOTWITHSTANDING THE FOREGOING, AND NOT IN LIMITATION THEREOF, AT ANY TIME WHILE THIS WARRANT REMAINS OUTSTANDING THE COMPANY DOES NOT HAVE A SUFFICIENT NUMBER OF AUTHORIZED AND UNRESERVED SHARES OF COMMON STOCK TO SATISFY ITS OBLIGATION TO RESERVE FOR ISSUANCE UPON EXERCISE OF THIS WARRANT AT LEAST A NUMBER OF SHARES OF COMMON STOCK (THE “REQUIRED RESERVE AMOUNT”) EQUAL TO THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AS SHALL FROM TIME TO TIME BE NECESSARY TO EFFECT THE EXERCISE OF ALL THIS WARRANT (WITHOUT REGARD TO ANY LIMITATIONS ON EXERCISE CONTAINED HEREIN) (AN “AUTHORIZED SHARE FAILURE”), THEN THE COMPANY SHALL IMMEDIATELY TAKE ALL ACTION NECESSARY TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK TO AN AMOUNT SUFFICIENT TO ALLOW THE COMPANY TO RESERVE THE REQUIRED RESERVE AMOUNT FOR THIS ENTIRE WARRANT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SENTENCE, AS SOON AS PRACTICABLE AFTER THE DATE OF THE OCCURRENCE OF AN AUTHORIZED

SHARE FAILURE, BUT IN NO EVENT LATER THAN NINETY (90) DAYS AFTER THE OCCURRENCE OF SUCH AUTHORIZED SHARE FAILURE, THE COMPANY SHALL HOLD A MEETING OF ITS STOCKHOLDERS FOR THE APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. IN CONNECTION WITH SUCH MEETING, THE COMPANY SHALL PROVIDE EACH STOCKHOLDER WITH A PROXY STATEMENT AND SHALL USE ITS REASONABLE BEST EFFORTS TO SOLICIT ITS STOCKHOLDERS’ APPROVAL OF SUCH INCREASE IN AUTHORIZED SHARES OF COMMON STOCK AND TO CAUSE ITS BOARD OF DIRECTORS TO RECOMMEND TO THE STOCKHOLDERS THAT THEY APPROVE SUCH PROPOSAL. THE COMPANY SHALL NOT EFFECT ANY SUBDIVISION (BY WAY OF STOCK SPLIT, STOCK DIVIDEND, RECAPITALIZATION OR OTHERWISE) OF ONE OR MORE CLASSES OF ITS OUTSTANDING COMMON STOCK INTO A GREATER NUMBER OF SHARES OF COMMON STOCK WHICH WOULD RESULT, PURSUANT TO SECTION 2(A) (WITHOUT GIVING EFFECT TO SECTION 2(B)), IN A REDUCTION OF THE EXERCISE PRICE BELOW THE PAR VALUE OF THE SHARES OF COMMON STOCK THAN IN EFFECT UNLESS ON OR PRIOR TO SUCH SUBDIVISION THE PAR VALUE OF SUCH SHARES OF COMMON STOCK IS REDUCED TO THE EXTENT NECESSARY (OR ANOTHER ADJUSTMENT REASONABLY ACCEPTABLE TO THE REQUIRED HOLDERS AND THE COMPANY IS MADE) TO PERMIT THE ADJUSTMENTS UNDER SECTION 2(A) WHICH WOULD OTHERWISE BE MADE IN CONNECTION THEREWITH, BUT FOR THE RESTRICTIONS OF SECTION 2(B), AND TO PERMIT THE WARRANTS TO BE EXERCISED INTO WARRANT SHARES THAT ARE FULLY PAID AFTER GIVING EFFECT TO SUCH ADJUSTMENTS.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE HOLDER, SOLELY IN SUCH PERSON’S CAPACITY AS A HOLDER OF THIS WARRANT, SHALL NOT BE ENTITLED TO VOTE OR RECEIVE DIVIDENDS OR BE DEEMED THE HOLDER OF SHARE CAPITAL OF THE COMPANY FOR ANY PURPOSE, NOR SHALL ANYTHING CONTAINED IN THIS WARRANT BE CONSTRUED TO CONFER UPON THE HOLDER, SOLELY IN SUCH PERSON’S CAPACITY AS THE HOLDER OF THIS WARRANT, ANY OF THE RIGHTS OF A STOCKHOLDER OF THE COMPANY OR ANY RIGHT TO VOTE, GIVE OR WITHHOLD CONSENT TO ANY CORPORATE ACTION (WHETHER ANY REORGANIZATION, ISSUE OF STOCK, RECLASSIFICATION OF STOCK, CONSOLIDATION, MERGER, CONVEYANCE OR OTHERWISE), RECEIVE NOTICE OF MEETINGS, RECEIVE DIVIDENDS OR SUBSCRIPTION RIGHTS, OR OTHERWISE, PRIOR TO THE ISSUANCE TO THE HOLDER OF THE WARRANT SHARES WHICH SUCH PERSON IS THEN ENTITLED TO RECEIVE UPON THE DUE EXERCISE OF THIS WARRANT. IN ADDITION, NOTHING CONTAINED IN THIS WARRANT SHALL BE CONSTRUED AS IMPOSING ANY LIABILITIES ON THE HOLDER TO PURCHASE ANY SECURITIES (UPON EXERCISE OF THIS WARRANT OR OTHERWISE) OR AS A STOCKHOLDER OF THE COMPANY, WHETHER SUCH LIABILITIES ARE ASSERTED BY THE COMPANY OR BY CREDITORS OF THE COMPANY.

7. REGISTRATION AND REISSUANCE OF WARRANTS.

(a) Registration of Warrant. The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register.

(b) Transfer of Warrant. This Warrant may not be transferred or assigned directly or indirectly (including by way of direct or indirect transfers of equity interests in the Holder), except in compliance with Section 7.05 of the Purchase Agreement and all applicable securities Laws. If this Warrant is to be transferred in accordance with the terms hereof, the Holder shall surrender this Warrant to the Company together with all applicable transfer taxes, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(e)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(e)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(c) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(e)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(d) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 7(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that the Company shall not be required to issue Warrants for fractional shares of Common Stock hereunder.

(e) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(b) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant

Shares then underlying this Warrant), (iii) have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) have the same rights and conditions as this Warrant.

8. NOTICES. WHENEVER NOTICE IS REQUIRED TO BE GIVEN UNDER THIS WARRANT, UNLESS OTHERWISE PROVIDED HEREIN, SUCH NOTICE SHALL BE GIVEN IN ACCORDANCE WITH THE INFORMATION SET FORTH IN THE WARRANT REGISTER. THE COMPANY SHALL PROVIDE THE HOLDER WITH PROMPT WRITTEN NOTICE OF ALL ACTIONS TAKEN PURSUANT TO THIS WARRANT, INCLUDING, IN REASONABLE DETAIL, A DESCRIPTION OF SUCH ACTION AND THE REASON OR REASONS THEREFORE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY WILL GIVE WRITTEN NOTICE TO THE HOLDER (I) IMMEDIATELY UPON ANY ADJUSTMENT OF THE EXERCISE PRICE OR WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF, SETTING FORTH IN REASONABLE DETAIL, AND CERTIFYING, THE CALCULATION OF SUCH ADJUSTMENT AND (II) AT LEAST 20 DAYS PRIOR TO THE DATE ON WHICH THE COMPANY CLOSES ITS BOOKS OR TAKES A RECORD (A) WITH RESPECT TO ANY DIVIDEND OR DISTRIBUTION UPON THE SHARES OF COMMON STOCK, (B) WITH RESPECT TO ANY GRANTS, ISSUANCES OR SALES OF ANY OPTIONS, SECURITIES CONVERTIBLE INTO COMMON STOCK, OR RIGHTS TO PURCHASE STOCK, WARRANTS, SECURITIES OR OTHER PROPERTY PRO RATA TO THE RECORD HOLDERS OF ANY CLASS OF SHARES OF COMMON STOCK OR (C) FOR DETERMINING RIGHTS TO VOTE WITH RESPECT TO ANY FUNDAMENTAL TRANSACTION, DISSOLUTION OR LIQUIDATION; PROVIDED, THAT IN EACH CASE, SUCH INFORMATION SHALL BE MADE KNOWN TO THE PUBLIC PRIOR TO OR WITHIN THREE (3) BUSINESS DAYS OF SUCH NOTICE BEING PROVIDED TO THE HOLDER.

9. NONCIRCUMVENTION. THE COMPANY HEREBY COVENANTS AND AGREES THAT THE COMPANY WILL NOT, BY AMENDMENT OF ITS CERTIFICATE OF INCORPORATION, BYLAWS OR THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, SCHEME OF ARRANGEMENT, DISSOLUTION, ISSUE OR SALE OF SECURITIES OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS OF THIS WARRANT, AND WILL AT ALL TIMES IN GOOD FAITH CARRY OUT ALL THE PROVISIONS OF THIS WARRANT AND TAKE ALL ACTION AS MAY BE REQUIRED TO PROTECT THE RIGHTS OF THE HOLDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY (I) SHALL NOT INCREASE THE PAR VALUE OF ANY SHARES OF COMMON STOCK RECEIVABLE UPON THE EXERCISE OF THIS WARRANT ABOVE THE EXERCISE PRICE THEN IN EFFECT, AND (II) SHALL USE ALL REASONABLE EFFORTS TO TAKE ALL SUCH ACTIONS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER THAT THE COMPANY MAY VALIDLY AND LEGALLY ISSUE FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK UPON THE EXERCISE OF THIS WARRANT.

10. AMENDMENT AND WAIVER. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE PROVISIONS OF THIS WARRANT MAY BE AMENDED AND THE COMPANY MAY TAKE ANY ACTION HEREIN PROHIBITED, OR OMIT TO PERFORM ANY ACT HEREIN REQUIRED TO BE PERFORMED BY IT, ONLY IF THE COMPANY HAS OBTAINED THE WRITTEN CONSENT OF THE REQUIRED HOLDERS. ANY AMENDMENT OR WAIVER APPROVED BY REQUIRED HOLDERS AND ANY OTHER APPROVAL OR CONSENT GRANTED BY REQUIRED HOLDERS HEREUNDER SHALL BE EFFECTIVE AND BINDING ON ALL CURRENT AND FUTURE HOLDERS OF THE WARRANTS.

11. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF DELAWARE. THE COMPANY AND HOLDER EACH HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN WILMINGTON, DELAWARE, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND HOLDER EACH HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO THE ADDRESS OF SUCH PARTY SET FORTH IN SECTION 7.08 OF THE PURCHASE AGREEMENT (OR AS OTHERWISE SPECIFIED IN ACCORDANCE WITH SUCH SECTION 7.08) AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER OR THE COMPANY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION TO ENFORCE THIS WARRANT OR SETTLE ANY CLAIM RELATING HERETO. THE COMPANY AND HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. THIS WARRANT SHALL BE DEEMED TO BE JOINTLY DRAFTED BY THE COMPANY AND THE HOLDER AND SHALL NOT BE CONSTRUED AGAINST ANY PERSON AS THE DRAFTER HEREOF. THE HEADINGS OF THIS WARRANT ARE FOR CONVENIENCE OF REFERENCE AND SHALL NOT FORM PART OF, OR AFFECT THE INTERPRETATION OF, THIS WARRANT.

13. DISPUTE RESOLUTION. ANY DISPUTE AS TO THE DETERMINATION OF THE EXERCISE PRICE OR THE ARITHMETIC CALCULATION OF THE WARRANT SHARES MUST BE RAISED BY REQUIRED HOLDERS OR THE COMPANY. IN THE CASE OF ANY SUCH DISPUTE, THE COMPANY SHALL SUBMIT THE DISPUTED DETERMINATIONS OR ARITHMETIC CALCULATIONS VIA FACSIMILE WITHIN TWO TRADING DAYS OF RECEIPT OF THE EXERCISE NOTICE GIVING RISE TO SUCH DISPUTE, AS THE CASE MAY BE, TO THE HOLDER. IF THE REQUIRED HOLDERS AND THE COMPANY ARE UNABLE TO AGREE UPON SUCH DETERMINATION OR CALCULATION OF THE EXERCISE PRICE OR THE WARRANT SHARES WITHIN FIVE TRADING DAYS OF SUCH DISPUTED DETERMINATION OR ARITHMETIC CALCULATION BEING SUBMITTED TO THE HOLDER, THEN THE COMPANY SHALL, WITHIN TWO TRADING DAYS SUBMIT VIA FACSIMILE (A) THE DISPUTED DETERMINATION OF THE EXERCISE PRICE TO AN INDEPENDENT, REPUTABLE INVESTMENT BANK SELECTED BY THE COMPANY AND APPROVED BY THE REQUIRED HOLDERS, SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD OR DELAYED OR (B) THE DISPUTED ARITHMETIC CALCULATION OF THE WARRANT SHARES TO THE COMPANY’S INDEPENDENT, OUTSIDE ACCOUNTANT. THE COMPANY SHALL CAUSE THE INVESTMENT BANK OR THE ACCOUNTANT, AS THE CASE MAY BE, TO PERFORM THE DETERMINATIONS OR CALCULATIONS AND NOTIFY THE COMPANY AND THE HOLDER OF THE RESULTS NO LATER THAN 10 TRADING DAYS FROM THE TIME IT RECEIVES THE DISPUTED DETERMINATIONS OR CALCULATIONS. SUCH INVESTMENT BANK’S OR ACCOUNTANT’S DETERMINATION OR CALCULATION, AS THE CASE MAY BE, SHALL BE BINDING UPON ALL PARTIES ABSENT DEMONSTRABLE ERROR. THE EXPENSES OF THE INVESTMENT BANK AND ACCOUNTANT WILL BE BORNE BY THE COMPANY UNLESS THE INVESTMENT BANK OR ACCOUNTANT DETERMINES THAT THE DETERMINATION OF THE EXERCISE PRICE OR THE ARITHMETIC CALCULATION OF THE WARRANT SHARES BY THE REQUIRED HOLDERS WAS INCORRECT, IN WHICH CASE THE EXPENSES OF THE INVESTMENT BANK AND ACCOUNTANT WILL BE BORNE RATABLY BY THE HOLDER AND ANY OTHER HOLDERS OF WARRANTS BASED ON THE NUMBER OF WARRANT SHARES INTO WHICH THEIR RESPECTIVE WARRANTS ARE EXERCISABLE. ANY DETERMINATION OR AGREEMENT BY REQUIRED HOLDERS AS TO A DISPUTED ITEM SHALL BE BINDING ON ALL CURRENT AND FUTURE HOLDERS OF WARRANTS. NOTHING IN THIS SECTION 13 SHALL BE DEEMED TO MODIFY OR MITIGATE THE TERMS OF SECTION 1(D) HEREOF.

14. SEVERABILITY. IF ANY PROVISION OF THIS WARRANT IS PROHIBITED BY LAW OR OTHERWISE DETERMINED TO BE INVALID OR UNENFORCEABLE BY A COURT OF COMPETENT JURISDICTION, THE PROVISION THAT WOULD OTHERWISE BE PROHIBITED, INVALID OR UNENFORCEABLE SHALL BE DEEMED AMENDED TO APPLY TO THE BROADEST EXTENT THAT IT WOULD BE VALID AND ENFORCEABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF SUCH PROVISION SHALL NOT AFFECT THE VALIDITY OF THE REMAINING PROVISIONS OF THIS WARRANT SO LONG AS THIS WARRANT AS SO MODIFIED CONTINUES TO EXPRESS, WITHOUT MATERIAL CHANGE, THE ORIGINAL INTENTIONS OF THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THE PROHIBITED NATURE, INVALIDITY OR UNENFORCEABILITY OF THE PROVISIONS(S) IN QUESTION DOES NOT SUBSTANTIALLY IMPAIR THE RESPECTIVE EXPECTATIONS OR RECIPROCAL OBLIGATIONS OF THE PARTIES OR THE PRACTICAL REALIZATION OF THE BENEFITS THAT WOULD OTHERWISE BE CONFERRED UPON THE PARTIES. THE PARTIES WILL ENDEAVOR IN GOOD FAITH NEGOTIATIONS TO REPLACE THE PROHIBITED, INVALID OR UNENFORCEABLE PROVISIONS(S) WITH A VALID PROVISION(S), THE EFFECT OF WHICH COMES AS CLOSE AS POSSIBLE TO THAT OF THE PROHIBITED, INVALID OR UNENFORCEABLE PROVISIONS(S).

15. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. THE REMEDIES PROVIDED IN THIS WARRANT SHALL BE CUMULATIVE AND IN ADDITION TO ALL OTHER REMEDIES AVAILABLE UNDER THIS WARRANT, AT LAW OR IN EQUITY (INCLUDING A DECREE OF SPECIFIC PERFORMANCE AND/OR OTHER INJUNCTIVE RELIEF), AND NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO PURSUE ACTUAL DAMAGES FOR ANY FAILURE BY THE COMPANY TO COMPLY WITH THE TERMS OF THIS WARRANT. THE COMPANY ACKNOWLEDGES THAT A BREACH BY IT OF ITS OBLIGATIONS HEREUNDER MAY CAUSE IRREPARABLE HARM TO THE HOLDER AND THAT THE REMEDY AT LAW FOR ANY SUCH BREACH MAY BE INADEQUATE. THE COMPANY THEREFORE AGREES THAT, IN THE EVENT OF ANY SUCH BREACH OR THREATENED BREACH, THE HOLDER OF THIS WARRANT SHALL BE ENTITLED, IN ADDITION TO ALL OTHER AVAILABLE REMEDIES, TO SEEK AN INJUNCTION RESTRAINING ANY BREACH.

16. VOTING RIGHTS AND ADJUSTMENTS THERETO. IN CONNECTION WITH THE ISSUANCE OF THE WARRANTS, LSB FUNDING LLC HAS BEEN ISSUED A SHARE OF THE COMPANY’S SERIES F PREFERRED STOCK (THE “SPECIAL VOTING SHARE”). THE SPECIAL VOTING SHARE HAS THE VOTING RIGHTS SET FORTH IN THE SERIES F CERTIFICATE OF DESIGNATIONS. THE SPECIAL VOTING SHARE HAS NO ECONOMIC OR OTHER RIGHTS OTHER THAN SUCH VOTING RIGHTS PROVIDED IN THE SERIES F CERTIFICATE OF DESIGNATIONS. UPON ANY EXERCISE OF WARRANTS AND ISSUANCE OF WARRANT SHARES HEREUNDER, UPON EXPIRATION OF WARRANTS AND UNDER CERTAIN OTHER CIRCUMSTANCES DESCRIBED IN

THE SERIES F CERTIFICATE OF DESIGNATIONS, THE VOTING RIGHTS ATTACHED TO THE SPECIAL VOTING SHARE SHALL BE REDUCED AS SET FORTH IN THE SERIES F CERTIFICATE OF DESIGNATIONS. THE SPECIAL VOTING SHARE IS REDEEMABLE BY THE COMPANY ON THE TERMS SET FORTH IN THE SERIES F CERTIFICATE OF DESIGNATIONS AND THE PURCHASE AGREEMENT.

17. LIMITATION ON LIABILITY. NO PROVISIONS HEREOF, IN THE ABSENCE OF AFFIRMATIVE ACTION BY THE HOLDER TO PURCHASE WARRANT SHARES HEREUNDER, SHALL GIVE RISE TO ANY LIABILITY OF THE HOLDER TO PAY THE EXERCISE PRICE OR AS A SHAREHOLDER OF THE COMPANY (WHETHER SUCH LIABILITY IS ASSERTED BY THE COMPANY OR CREDITORS OF THE COMPANY).

18. SUCCESSORS AND ASSIGNS. THIS WARRANT SHALL BIND AND INURE TO THE BENEFIT OF AND BE ENFORCEABLE BY THE COMPANY AND THE HOLDER AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS.

19. CERTAIN DEFINITIONS. FOR PURPOSES OF THIS WARRANT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:

(a) “Bloomberg” means Bloomberg LP or, if Bloomberg ceases to provide quotations for the Common Stock, such other nationally recognized quotation service as the Company shall select.

(b) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13, with the term “Closing Sale Price” being substituted for “Exercise Price.” All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c) “Common Stock” means (i) the Company’s shares of Common Stock, $0.10 par value per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(d) “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT or The Nasdaq Stock Market.

(e) “Exchange Act” the Securities Exchange Act of 1934, as amended, and the rules and regulations at the Securities & Exchange Commission promulgated thereunder.

(f) “Expiration Date” means December 4, 2025 or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded (a “Holiday”), the next date that is not a Holiday.

(g) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(h) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(i) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(j) “Principal Market” means the The New York Stock Exchange, Inc.

(k) “Required Holders” means the holders of the Warrants representing at least a majority of shares of Common Stock underlying the Warrants then outstanding.

(l) “Series F Certificate of Designations” means the Certificate of Designations of Series F Redeemable Class C Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on or prior to the Issuance Date, as such Certificate may be amended from time to time.

(m) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(n) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(o) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange on which the Common Stock is then traded, during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 3 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

20. REGISTRATION RIGHTS AGREEMENT. THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN

REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 4, 2015 (AS AMENDED FROM TIME TO TIME, THE “REGISTRATION RIGHTS AGREEMENT”) AND THE HOLDER SHALL BE ENTITLED TO ALL OF THE RIGHTS AND SUBJECT TO ALL OF THE OBLIGATIONS UNDER SUCH REGISTRATION RIGHTS AGREEMENT. THE WARRANT SHARES SHALL BE DEEMED “REGISTRABLE SECURITIES” AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

LSB INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

LSB INDUSTRIES, INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of LSB Industries, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

•	Cash Exercise under Section 1(a).

•	Cashless Exercise under Section 1(c).

2. Cash Exercise. If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver (or cause to be delivered) to the holder                  Warrant Shares by book entry in accordance with the terms of the Warrant.

4. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that the representations and warranties of the Holder set forth in Section 5.05 of the Purchase Agreement are accurate and the Holder is in compliance with Section 1(d) of the Warrant and Section 5.08 of the Purchase Agreement.

Date:                  ,

Name of Registered Holder	Name of Signatory

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

LSB INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT C

SERIES E CERTIFICATE OF DESIGNATIONS

C-1

Execution Version

CERTIFICATE OF DESIGNATIONS

OF

SERIES E CUMULATIVE REDEEMABLE CLASS C PREFERRED STOCK

OF

LSB INDUSTRIES, INC.

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Restated Certificate of Incorporation”) and the Amended and Restated Bylaws of the Corporation of the Corporation and applicable law, at a meeting duly called and held on December 2, 2015, adopted the following resolution relating to the creation and issuance of a new series of Class C Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors and in accordance with the provisions of the Restated Certificate of Incorporation and applicable law, a series of Class C Preferred Stock, having no par value per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Certificate of Incorporation that are applicable to Preferred Stock of all series and to Class C Preferred Stock of all series), of the shares of such series, are as follows:

Section 1. DESIGNATION; RANK.

(a) The distinctive serial designation of such series of Class C Preferred Stock is “Series E Cumulative Redeemable Class C Preferred Stock” (“Series E”).

(b) With respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all shares of Series E shall rank (i) senior to all Junior Stock, (ii) on a parity with the other shares of Series E and any other class or series of stock of the Corporation (other than Series E) hereafter created (subject to Section 9(b)) that specifically ranks pari passu to Series E and (iii) junior to any other class or series of stock of the Corporation hereafter created (subject to Section 9(b)) that specifically ranks senior to Series E.

Section 2. NUMBER OF SHARES. THE AUTHORIZED NUMBER OF SHARES OF SERIES E SHALL BE 210,000. SHARES OF SERIES E THAT ARE REDEEMED, PURCHASED OR OTHERWISE ACQUIRED BY THE CORPORATION, OR CONVERTED INTO ANOTHER CLASS OR SERIES OF CAPITAL STOCK OF

THE CORPORATION, SHALL BE CANCELLED AND RETIRED AND REVERT TO AUTHORIZED BUT UNISSUED SHARES OF CLASS C PREFERRED STOCK (PROVIDED THAT ANY SUCH CANCELLED SHARES OF SERIES E MAY BE REISSUED ONLY AS SHARES OF ANY SERIES OTHER THAN SERIES E).

Section 3. DEFINITIONS. AS USED HEREIN WITH RESPECT TO SERIES E:

(a) “Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be amended from time to time.

(b) “Business Day” means a day, other than Saturday, Sunday or any other day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

(c) “Certificate of Designations” means this Certificate of Designations relating to Series E, as it may be amended from time to time.

(d) “Certification of Incorporation” means the Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations and any other certificate of designations of preferred stock of the Corporation.

(e) “Change of Control” has the meaning given such term in the Indenture.

(f) “Change of Control Offer” has the meaning set forth in Section 7(a).

(g) “Change of Control Payment Date” has the meaning set forth in Section 7(b)(ii).

(h) “Change of Control Price” means, with respect to a share of Series E, the Liquidation Preference of such share as of the date of acceptance for payment.

(i) “Common Stock” means (i) the common stock, $0.10 par value per share, of the Corporation and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(j) “Common Stock Price” means, with respect to a share of Common Stock as of the applicable redemption date (in the case of Section 6) or the applicable acceptance date (in the case of Section 7), (i) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 20 consecutive trading days immediately preceding, but not including, the third trading day immediately preceding the date of the redemption or acceptance, as applicable, as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (ii) if the Common Stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices per share of Common Stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the 20 consecutive trading days immediately preceding, but not including, the third trading day immediately preceding the date of the redemption or acceptance, as applicable.

(k) “Dividend Payment Date” means each May 1 and November 1, commencing on May 1, 2016.

(l) “Dividend Period” has the meaning set forth in Section 4.

(m) “Dividend Record Date” has the meaning set forth in Section 4.

(n) “Indenture” means the Indenture relating to the Corporation’s 7.75% Senior Secured Notes due 2019 dated as of August 7, 2013, as amended from time to time.

(o) “Initial Purchaser” means the Purchaser as defined in the Securities Purchase Agreement.

(p) “Junior Stock” means the Common Stock, the Series B 12% Cumulative Convertible Preferred Stock, the Series D 6% Cumulative Convertible Class C Preferred Stock, the Series 4 Junior Participating Class C Preferred Stock and any other class or series of stock of the Corporation (other than Series E) that ranks junior to Series E either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(q) “Liquidation Value” means, with respect to any share of Series E, $1,000 (subject to adjustment for any stock split, stock dividend, stock combination or similar transaction with respect to the Series E).

(r) “Liquidation Preference” means, with respect to any share of Series E, on any date of determination the sum of (i) its Liquidation Value plus (ii) all accrued but unpaid dividends thereon to such date whether or not declared, compounding as of each Dividend Payment Date, plus (iii) solely for purposes of Section 6 and Section 7, its Participation Rights Value. For purposes of clause (ii) of this definition, the amount of dividends “accrued” on any share Series E at any date of determination shall be deemed to be the amount of unpaid dividends accumulated thereon from and including the Original Issue Date of such share of Series E, including additional dividends accruing as a result of compounding as of each Dividend Payment Date, all as further described in Section 4.

(s) “Optional Redemption Date” means August 2, 2019.

(t) “Original Issue Date” means the date of issuance of any share of Series E.

(u) “Participation Common Stock” means, as of any time of determination, the product of (i) 456,225 shares of Common Stock (subject to adjustment for any stock split, stock dividend, stock combination or similar transaction with respect to the Common Stock) and (ii) a fraction, the numerator of which is the number of shares of Series E outstanding at such time and the denominator of which is 210,000 (subject to adjustment for any stock split, stock dividend, stock combination or similar transaction with respect to the Series E).

(v) “Participation Rights Value” means, with respect to any share of Series E as of any date of determination, as applicable, the product of (i) a fraction, the numerator of which is the Liquidation Value of such share of Series E and the denominator of which is the aggregate Liquidation Value of all outstanding shares of Series E, (ii) the number of shares of Common Stock constituting Participation Common Stock and (iii) the Common Stock Price as of such date.

(w) “Permitted Transferee” has the meaning set forth in the Securities Purchase Agreement.

(x) “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

(y) “Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of December 4, 2015 between the Company and the purchaser named therein, as it may be amended from time to time.

(z) “Subordinated Notes” as the meaning set forth in the Securities Purchase Agreement.

Section 4. DIVIDENDS.

(a) Rate. Holders of Series E shall be entitled to receive on each share of Series E, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends at a per annum rate of 14% on the Liquidation Value thereof and all accrued and unpaid dividends thereon that have been compounded in accordance with the following sentence. Such dividends shall begin to accrue and be cumulative from the Original Issue Date of such share and shall be payable semi-annually in arrears (as provided in this Section 4) and shall, until paid, compound additional dividends semi-annually in arrears on each Dividend Payment Date on such Liquidation Value and all accrued but unpaid dividends thereon whether or not declared by the Board. Dividends shall be payable only when, as and if declared by the Board of Directors. If any Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series E on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with the same force and effect as if made on such Dividend Payment Date. The amount of dividends payable on the Series E shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any date of determination that is not a Dividend Payment Date, actual days elapsed over a 30-day month.

Dividends that are payable on Series E on any Dividend Payment Date shall be payable to holders of record of Series E as they appear on the stock register of the Corporation on the applicable record date, which shall be fixed by the Board of Directors and not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on the calendar day immediately following a Dividend Payment Date (other than the initial Dividend Period with respect to any share of Series E, which shall commence on and include the Original Issue Date of such share) and shall end on and include the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the Dividend Payment Date ending such Dividend Period.

(b) No Dividends on Junior Stock. So long as the Initial Purchaser and its Permitted Transferees collectively hold at least 10% of the Series E issued to the Initial Purchaser at the closing of the transactions contemplated by the Securities Purchase Agreement (or if all such Series E is exchanged into Subordinated Notes pursuant to the Securities Purchase Agreement, at least 10% of the aggregate principal amount outstanding of the Subordinated Notes), unless and until dividends have been declared and paid on the Series E for the then-current Dividend Period and past Dividend Periods in cash, no dividends (other than dividends in shares of Junior Stock) may be declared or paid or set aside for payment, and no other distribution may be declared or made, upon Junior Stock; provided, however, that notwithstanding the foregoing dividends or other distributions payable in cash upon Junior Stock may be declared or paid or set aside for payment in any then-current Dividend Period in which the semi-annual dividend amount payable on the Series E has been paid in cash for the same then-current Dividend Period (whether or not any accrued or unpaid dividends have been declared or paid on the Series E for any other Dividend Period). So long as any Series E is outstanding, no Junior Stock may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, except (A) by conversion into or exchange for Junior Stock (including any shares of Common Stock surrendered to or withheld by the Corporation upon the exercise of warrants issuable for Common Stock), (B) for the repurchase of any shares of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements approved by the Corporation’s Board of Directors providing for such repurchase or (C) for any shares of Common Stock withheld by the Corporation to pay taxes upon the granting or vesting of awards to any of its employees or service providers under any equity compensation plan of the Corporation approved by the Corporation’s Board of Directors or surrendered to or withheld by the Corporation to pay the exercise price of any such awards.

(c) Participating Dividends. Subject to Section 4(a) and 4(b), in addition to the dividends accruing on the Series E pursuant to Section 4(a), if the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, the Corporation shall simultaneously declare and pay a dividend on the Series E on a pro rata basis with the Common Stock in an aggregate amount equal to such dividend or distribution payable with respect to the Participation Common Stock.

Section 5. LIQUIDATION RIGHTS.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series E shall be entitled to receive for each share of Series E, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock, payment in full in an amount equal to the Liquidation Preference of each share of Series E.

(b) Partial Payment. If in any distribution described in Section 5(a), the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series E as to such distribution, the amounts paid to the holders of Series E shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series E.

(c) Participation with Common Stock; Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series E, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences; provided, however, that in addition to and after the Liquidation Preference has been paid in full to all holders of Series E, the holders of Series E shall be entitled to participate with the holders of Common Stock then outstanding, pro rata as a single class as if such holders of Series E held the Participation Common Stock, which amounts shall be paid to the holders of Series E pro rata in accordance with the respective aggregate Liquidation Preferences of the shares of Series E held by each such holder of Series E.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series E receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but shall be governed by Section 7.

Section 6. REDEMPTION.

(a) Optional Redemption by Holders Subject to the provisions of this Section 6, at any time on or after the Optional Redemption Date, each holder of Series E shall have the right to elect to have, out of funds legally available therefor, such holder’s shares of Series E redeemed, in whole at any time or in part from time to time, by the Corporation at a redemption price per share equal to the Liquidation Preference of such share as of the redemption date. Any such redemption shall occur not more than 90 days following receipt by the Corporation of a written election notice from the electing holder.

(b) Optional Redemption by the Corporation. The Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series E at the time outstanding, upon notice given as provided in Section 6 below, at a redemption price per share equal to the Liquidation Preference of such share as of the redemption date.

(c) Notice of Redemption. Notice of every redemption of shares of Series E shall be given to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series E designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of

Series E to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; and (3) the redemption price. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 6, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6 by virtue thereof.

(d) Partial Redemption. In case of any redemption pursuant to Section 6(b) of part of the shares of Series E at the time outstanding, the shares to be redeemed shall be selected pro rata among holders of the Series E.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside for payment by the Corporation, then on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Settlement in Common Stock. Notwithstanding any other provisions of this Section 6 (but subject to Section 6(f)(ii)), (i) subject to the Corporation having the prior written consent of the electing holder of Series E (in the case of a redemption pursuant to Section 6(a)) or the holders of a majority of the outstanding Series E (in the case of a redemption pursuant to Section 6(b)) and all other required approvals, including under any principal U.S. securities exchange or over-the-counter market on which the Common Stock is then listed for trading, any redemption of shares of Series E pursuant to this Section 6 may be made, in lieu of some or all of the cash redemption payment, by the issuance of shares of Common Stock having an aggregate Common Stock Price equal to the amount of the aggregate Liquidation Preference of such shares of Series E being redeemed in shares of Common Stock in lieu of cash at the redemption date; provided, that if the Corporation pays less than the total redemption price in shares of Common Stock, subject to receipt of the consent and approvals referenced above, such payment in shares of Common Stock shall be made pro rata to the holders of shares of Series E based upon the aggregate Liquidation Preference of the shares of Series E held by each holder and the remainder shall be paid in cash; and (ii) the electing holder of Series E (in the case of a redemption pursuant to Section 6(a)) or the holders of a majority of the outstanding Series E (in the case of a redemption pursuant to Section 6(b)) shall be entitled in their sole discretion to require the Company to redeem the Participation Rights Value of each share of Series E subject to redemption pursuant to Section 6(a) or Section 6(b), as applicable, by the issuance of a number of shares of Common Stock (or a warrant immediately exercisable at no cost into a number of shares of Common Stock) with respect to such share of Series E equal to the product of clauses (i) and (ii) of the definition of Participation Rights Value determined as of the date of redemption. Any such consent or election by the holder or holders of Series E, as applicable, shall not be effective unless given to the Company in writing not later than 10 days following receipt by such holder or holders of a notice of redemption from the Company in accordance with this Section 6. Any failure to deliver such consent or election within such 10-day period shall be deemed to be a waiver of such holder’s or holders’ right to consent or elect, in which case the Company shall be entitled to redeem such Series E (including the Participation Rights Value) in cash or shares of Common Stock at the sole election of the Company.

Section 7. OFFER TO PURCHASE UPON A CHANGE OF CONTROL.

(a) In connection with the occurrence of a Change of Control, the Corporation shall make an offer to purchase all of the shares of Series E outstanding (a “Change of Control Offer”) on the terms set forth in this Section 7. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 7, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7 by virtue thereof.

(b) No sooner than 15 days and within that time period, as soon as reasonably practicable, prior to the consummation, or anticipated consummation, of a Change of Control, the Corporation shall commence the Change of Control Offer by delivering to each holder of shares of Series E a notice, which shall govern the terms of the Change of Control Offer, and shall state:

(i) that the Change of Control Offer is being made pursuant to this Section 7 and that all shares of Series E tendered will be accepted for payment subject to the consummation of the Change of Control;

(ii) the Change of Control Price and the date until which the Corporation may accept for payment shares of Series E (the “Change of Control Payment Date”), which shall be (subject to consummation of the Change of Control) no later than forty-five (45) days after the date the Change of Control occurs;

(iii) that any shares of Series E not tendered for payment pursuant to the Change of Control Offer shall continue to accrue dividends and be redeemable in accordance with the terms hereof;

(iv) that, unless the Corporation defaults in the payment of the Change of Control Price, all shares of Series E accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date;

(v) that any holder of Series E represented by stock certificates, in connection with the acceptance of a Change of Control Offer, shall be required to surrender such certificates representing shares of Series E to the Corporation or its designated agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

(vi) that any holder of a share of Series E shall be entitled to withdraw such election if the Corporation or its designated agent receives, not later than the close of business on the Change of Control Payment Date, electronic transmission or letter setting forth the name of the holder of such shares of Series E, the number of shares of Series E such holder delivered for purchase, and a statement that such holder is withdrawing its election to have such shares of Series E purchased;

(vii) the instructions that holders must follow in order to tender their shares of Series E; and

(viii) the circumstances and relevant facts regarding such Change of Control.

(c) On the Change of Control Payment Date, the Corporation shall, to the extent of funds legally available therefor and otherwise lawful, accept for payment the shares of Series E tendered and not withdrawn pursuant to the Change of Control Offer. The Corporation shall promptly mail to each holder of shares of Series E so accepted payment (or pay in person any holder presenting itself at the Corporation) in an amount equal to the purchase price for such shares calculated in accordance with the terms hereof, and the unpurchased shares of Series E surrendered, if any.

(d) Notwithstanding any other provisions of this Section 7 (but subject to Section 7(d)(ii)), (i) subject to the Corporation having obtained the prior written consent of the holders of a majority of the outstanding Series E and all other required approvals, including under any principal U.S. securities exchange or over-the-counter market on which the Common Stock is then listed for trading, any redemption of shares of Series E pursuant to this Section 7 may be made, in lieu of some or all of the cash redemption payment, by the issuance of shares of Common Stock having an aggregate Common Stock Price equal to the aggregate Change of Control Price of such shares of Series E being redeemed in shares of Common Stock in lieu of cash at the acceptance date; provided, that if the Corporation pays less than the total Change of Control Price in shares of Common Stock, subject to receipt of the consent and approvals referenced above, such payment in shares of Common Stock shall be made pro rata to the holders of shares of Series E based upon the aggregate Change of Control Price of the shares of Series E held by each holder and the remainder shall be paid in cash;, and (ii) the holders of a majority of the outstanding Series E shall be entitled in their sole discretion to require the Company to redeem the Participation Rights Value of each share of Series E subject to redemption pursuant to this Section 7 by the issuance of a number of shares of Common Stock (or a warrant immediately exercisable at no cost into a number of shares of Common Stock) with respect to such share of Series E equal to the product of clauses (i) and (ii) of the definition of Participation Rights Value determined as of the date of acceptance. Any such consent or election by holders of Series E shall not be effective unless given to the Company in writing not later than 10 days following delivery of the Change of Control Offer. Any failure to deliver such consent or election within such 10-day period shall be deemed to be a waiver of such holders’ right to consent or elect, in which case the Company shall be entitled to redeem such Series E (including the Participation Rights Value) in cash or shares of Common Stock at the sole election of the Company.

(e) The Corporation shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Corporation shall not enter into any agreement providing for a Change of Control unless the agreement permits the Corporation or any successor entity to comply with the provisions hereof.

Section 8. CONVERSION. HOLDERS OF SERIES E SHARES SHALL HAVE NO RIGHT TO EXCHANGE OR CONVERT SERIES E INTO ANY OTHER SECURITIES.

Section 9. VOTING RIGHTS.

(a) General. Except as otherwise set forth in this Section 9 and where required pursuant to the Certificate of Incorporation or pursuant to applicable law, Series E shall not have any relative, participating, optional or other voting rights or powers, and consent of the holders of the Series E shall not be required for the taking of any action by the Corporation.

(b) Voting Rights as to Particular Matters. Subject to the other provisions of this Section 9, so long as any shares of Series E are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of a majority of the shares of Series E at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) The issuance of any shares of Series E or any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase or decrease the authorized amount of, any shares of Series E;

(ii) Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, or otherwise effectuate the issuance of, any shares of any class or series of capital stock of the Corporation ranking pari passu with or senior to the Series E with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation or a Change of Control; and

(iii) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series E.

(c) No Vote Required.

(i) For purposes of this Certificate of Designations but without limiting the other provisions of this Section 9, none of the following (in and of itself) shall be deemed to adversely affect the powers, preferences or special rights of the Series E: (A) any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to authorize or create, or increase the authorized amount of, any Junior Stock and (B) any filing with the Delaware Secretary of State by the Corporation, including in connection with a merger, consolidation or otherwise, in which (x) the Corporation is the surviving entity and the shares of Series E remain outstanding with the terms thereof unchanged in any respect adverse to the holders thereof, (y) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series E for other preferred equity or shares having powers, preferences and special rights identical to that of the Series E (except for changes that do not adversely affect the Series E), or (z) upon effectiveness of such merger, consolidation or other transaction giving rise to the filing, the holders of Series E will be entitled to receive in exchange for their Series E without further action by such holder cash consideration equal to the redemption price described under Section 6 above and funds sufficient to pay such redemption price for all shares of Series E will be set aside for payment.

(ii) The voting provisions in Section 9(b) will not apply with respect to the Series E if, at or before the time when the act with respect to which the vote would otherwise be required is effected, shares of Series E are subject to either (i) a notice of redemption in full pursuant to the provisions described under Section 6 and funds sufficient to pay the redemption price in full specified therein for all of such shares of Series E called for redemption have been set aside for payment or (ii) a Change of Control Offer which has been properly exercised and not withdrawn.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series E (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series E is listed or traded at the time. A holder of Series E shall be entitled to one vote per each whole share of Series E on any matter on which the holders of shares of Series E are entitled to vote.

Section 10. RECORD HOLDERS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE CORPORATION MAY DEEM AND TREAT THE RECORD HOLDER OF ANY SHARE OF SERIES E AS THE TRUE AND LAWFUL OWNER THEREOF FOR ALL PURPOSES, AND THE CORPORATION SHALL NOT BE AFFECTED BY ANY NOTICE TO THE CONTRARY.

Section 11. NOTICES. ALL NOTICES OR COMMUNICATIONS IN RESPECT OF SERIES E SHALL BE SUFFICIENTLY GIVEN IF GIVEN IN WRITING AND DELIVERED IN PERSON OR BY FAX, OVERNIGHT OR CERTIFIED MAIL, OR IF GIVEN IN SUCH OTHER MANNER AS MAY BE PERMITTED IN THIS CERTIFICATE OF DESIGNATIONS, IN THE CERTIFICATE OF INCORPORATION OR BYLAWS OR BY APPLICABLE LAW.

Section 12. NO PREEMPTIVE RIGHTS. NO SHARE OF SERIES E SHALL HAVE ANY RIGHTS OF PREEMPTION WHATSOEVER AS TO ANY SECURITIES OF THE CORPORATION, OR ANY WARRANTS, RIGHTS OR OPTIONS ISSUED OR GRANTED WITH RESPECT THERETO, REGARDLESS OF HOW SUCH SECURITIES, OR SUCH WARRANTS, RIGHTS OR OPTIONS, MAY BE DESIGNATED, ISSUED OR GRANTED.

Section 13. REPLACEMENT CERTIFICATES. IF THE SERIES E IS CERTIFICATED, THE CORPORATION SHALL REPLACE ANY MUTILATED CERTIFICATE AT THE HOLDER’S EXPENSE UPON SURRENDER OF THAT CERTIFICATE TO THE CORPORATION. THE CORPORATION SHALL REPLACE CERTIFICATES THAT BECOME DESTROYED, STOLEN OR LOST AT THE HOLDER’S EXPENSE UPON DELIVERY TO THE CORPORATION OF REASONABLY SATISFACTORY EVIDENCE THAT THE CERTIFICATE HAS BEEN DESTROYED, STOLEN OR LOST, TOGETHER WITH ANY INDEMNITY THAT MAY BE REASONABLY REQUIRED BY THE CORPORATION.

Section 14. OTHER RIGHTS. THE SHARES OF SERIES E SHALL NOT HAVE ANY RIGHTS, PREFERENCES, PRIVILEGES OR VOTING POWERS OR RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, OR QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OTHER THAN AS SET FORTH HEREIN OR IN THE CERTIFICATE OF INCORPORATION OR AS PROVIDED BY APPLICABLE LAW.

Section 15. FRACTIONAL SHARES. IF ANY REDEMPTION OF SERIES E WOULD RESULT IN THE ISSUANCE OF A FRACTIONAL SHARE OF COMMON STOCK (AGGREGATING ALL SHARES OF SERIES E BEING REDEEMED BY A HOLDER), SUCH FRACTIONAL SHARE SHALL BE PAYABLE IN CASH BASED UPON THE COMMON STOCK PRICE AT SUCH TIME, AND THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON REDEMPTION OF THE SERIES E SHALL BE THE NEXT LOWER WHOLE NUMBER OF SHARES. IF THE CORPORATION ELECTS NOT TO, OR IS UNABLE TO, MAKE SUCH A CASH PAYMENT, THE HOLDER SHALL BE ENTITLED TO RECEIVE, IN LIEU OF THE FINAL FRACTION OF A SHARE, ONE WHOLE SHARE OF COMMON STOCK. NO FRACTIONAL SHARES OF SERIES E SHALL BE ISSUED IN CONNECTION WITH ANY TRANSFER OF SERIES E OR OTHERWISE.

IN WITNESS WHEREOF, LSB INDUSTRIES, INC. has caused this certificate to be signed this 4th day of December, 2015.

LSB INDUSTRIES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS OF SERIES E PREFERRED STOCK

EXHIBIT D

SERIES F CERTIFICATE OF DESIGNATIONS

D-1

Execution Version

CERTIFICATE OF DESIGNATIONS

OF

SERIES F REDEEMABLE CLASS C PREFERRED STOCK

OF

LSB INDUSTRIES, INC.

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Restated Certificate of Incorporation”) and the Amended and Restated Bylaws of the Corporation of the Corporation and applicable law, at a meeting duly called and held on December 2, 2015, adopted the following resolution relating to the creation and issuance of a new series of Class C Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors and in accordance with the provisions of the Restated Certificate of Incorporation and applicable law, a series of Class C Preferred Stock, having no par value per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Certificate of Incorporation that are applicable to Preferred Stock of all series and to Class C Preferred Stock of all series), of the shares of such series, are as follows:

Section 1. DESIGNATION; RANK.

(a) The distinctive serial designation of the series of Class C Preferred Stock is “Series F Redeemable Class C Preferred Stock” (“Series F”).

(b) With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the share of Series F shall rank senior to the Common Stock and shall rank junior to the Corporation’s Series B 12% Cumulative Convertible Preferred Stock, Series D 6% Cumulative Convertible Class C Preferred Stock, Series 4 Junior Participating Class C Preferred Stock, Series E Cumulative Redeemable Class C Preferred Stock and any other class or series of stock of the Corporation hereafter created (subject to Section 9(b)) that specifically ranks senior to the Series F.

Section 2. NUMBER OF SHARES. THE AUTHORIZED NUMBER OF SHARES OF SERIES F SHALL BE ONE (1). IF THE SHARE OF SERIES F IS REDEEMED, PURCHASED OR OTHERWISE ACQUIRED BY THE CORPORATION, OR CONVERTED INTO ANOTHER CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION, SUCH SHARE SHALL BE CANCELLED AND RETIRED AND

REVERT TO AUTHORIZED BUT UNISSUED SHARES OF CLASS C PREFERRED STOCK (PROVIDED THAT SUCH CANCELLED SHARE MAY BE REISSUED ONLY AS A SHARE OF ANY SERIES OTHER THAN SERIES F).

Section 3. DEFINITIONS. AS USED HEREIN WITH RESPECT TO SERIES F:

(a) “Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be amended from time to time.

(b) “Business Day” means a day, other than Saturday, Sunday or any other day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

(c) “Certificate of Designations” means this Certificate of Designations relating to Series F, as it may be amended from time to time.

(d) “Certification of Incorporation” means the Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations and any other certificate of designations representing preferred stock of the Corporation.

(e) “Common Stock” means (i) the common stock, $0.10 par value per share, of the Corporation and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f) “Liquidation Value” means $100.

(g) “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

(h) “Redemption Price” means $0.01.

(i) “Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of December 4, 2015 between the Corporation and the purchaser named therein, as it may be amended from time to time.

(j) “Series E” means the Corporation’s Series E Cumulative Redeemable Class C Preferred Stock, no par value per share.

(k) “Series E Certificate of Designations” means the Certificate of Designations of the Series E, as it may be amended from time to time in accordance with the terms, conditions and limitations thereof and of the Securities Purchase Agreement.

(l) “Warrant” shall have the meaning given such term in the Securities Purchase Agreement.

Section 4. DIVIDENDS. NO DIVIDENDS SHALL BE PAYABLE IN RESPECT OF THE SERIES F.

Section 5. LIQUIDATION RIGHTS.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holder of Series F shall be entitled to receive for the share of Series F, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other class of stock ranking junior to the Series F, payment in full in an amount equal to the Liquidation Value, and no more.

(b) Residual Distributions. If the Liquidation Value has been paid in full to the holder of Series F, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. REDEMPTION.

(a) Automatic Redemption by the Corporation. The Series F share shall be automatically redeemed by the Corporation, in whole and not in part, for the Redemption Price in accordance with this Section 6 immediately following the date upon which the Voting Rights (as defined in Section 8(a) below) have been reduced to zero.

(b) Notice of Redemption. Notice of redemption of the Series F share specifying the redemption date shall be given to the holder of record of the share to be redeemed at its last address appearing on the books of the Corporation. Such mailing shall be no more than 30 days following the date specified in Section 6(a). Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to such holder shall not affect the validity of the proceedings for the redemption.

(c) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside for payment by the Corporation, then on and after the redemption date the share so called for redemption shall no longer be deemed outstanding and all rights with respect to such share shall forthwith on such redemption date cease and terminate, except only the right of the holder thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holder of the share so called for redemption shall look only to the Corporation for payment of the redemption price of such share.

(d) Involuntary Redemption. Other than as set forth in Section 6(a) above, the Series F shall not be subject to redemption by the Corporation without the prior written consent of the holders of the Series F.

(e) Tender of Certificates. Upon any redemption of Series F in accordance with this Section 6, the holder of the share of Series F shall tender to the Corporation any certificates representing Series F.

Section 7. CONVERSION. THE HOLDER OF THE SHARE OF SERIES F SHALL HAVE NO RIGHT TO EXCHANGE OR CONVERT SUCH SHARE INTO ANY OTHER SECURITIES.

Section 8. VOTING RIGHTS.

(a) General. The share of Series F shall be entitled to vote upon all matters upon which holders of any class or classes of Common Stock have the right to vote, and shall be entitled to a number of votes (the “Voting Rights”) equal to 4,559,971 shares of Common Stock (subject to adjustment for any stock split, stock dividend, stock combination or similar transaction); provided, however, the number of votes which may be cast by the Series F share shall be reduced automatically as follows upon the occurrence of the specified event: (a) upon any exercise of the Warrants, the Voting Rights shall be reduced by a number of votes equal to the number of shares of Common Stock into which the Warrants are exercised (and the number offset in any cashless exercise), (b) upon the redemption or exchange of each share of Series E for Common Stock, the Voting Rights shall be reduced by a number of shares of Common Stock equal to the product of clauses (i) and (ii) of the definition of Participation Rights Value in the Series E Certificate of Designations, and (c) upon (A) expiration of the exercise period set forth in the Warrants or exercise in full of the Warrants and (B) redemption or exchange in full of all shares of Series E for Common Stock, cash or otherwise, the Voting Rights shall be reduced to zero.

(b) Voting Rights as to Particular Matters. Subject to the other provisions of this Section 8, so long as the share of Series F is outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holder of such share and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Issuance of any shares of Series F or any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase or decrease the authorized amount of, any shares of Series F; and

(ii) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Series F.

(c) No Vote Required.

(i) For purposes of this Certificate of Designations, but without limiting the other provisions of this Section 9, none of the following (in and of itself) shall be deemed to adversely affect the powers, preferences or special rights of the Series F: (A) any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to authorize or create, or increase the authorized amount of, any capital stock of the Corporation and (B) any filing with the Delaware Secretary of State by the Corporation, including in connection with a merger, consolidation or otherwise, in which (x) the Corporation is the surviving entity and the share of Series F remains outstanding with the terms thereof materially unchanged in any respect adverse to the holder thereof, or (y) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series F for other preferred equity or shares having powers, preferences and special rights identical to that of the Series F.

(ii) The voting provisions in Section 8(b) will not apply with respect to the Series F if, at or before the time when the act with respect to which the vote would otherwise be required is effected, the share of Series F has been effectively redeemed in full pursuant to the provisions described under Section 6 and funds sufficient to pay the redemption price specified therein in full for such share has been set aside for payment.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holder of Series F (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series F is listed or traded at the time.

Section 9. RECORD HOLDERS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE CORPORATION MAY DEEM AND TREAT THE RECORD HOLDER OF ANY SHARE OF SERIES F AS THE TRUE AND LAWFUL OWNER THEREOF FOR ALL PURPOSES, AND THE CORPORATION SHALL NOT BE AFFECTED BY ANY NOTICE TO THE CONTRARY.

Section 10. NOTICES. ALL NOTICES OR COMMUNICATIONS IN RESPECT OF SERIES F SHALL BE SUFFICIENTLY GIVEN IF GIVEN IN WRITING AND DELIVERED IN PERSON OR BY FAX, OVERNIGHT OR CERTIFIED MAIL, OR IF GIVEN IN SUCH OTHER MANNER AS MAY BE PERMITTED IN THIS CERTIFICATE OF DESIGNATIONS, IN THE CERTIFICATE OF INCORPORATION OR BYLAWS OR BY APPLICABLE LAW.

Section 11. NO PREEMPTIVE RIGHTS. NO SHARE OF SERIES F SHALL HAVE ANY RIGHTS OF PREEMPTION WHATSOEVER AS TO ANY SECURITIES OF THE CORPORATION, OR ANY WARRANTS, RIGHTS OR OPTIONS ISSUED OR GRANTED WITH RESPECT THERETO, REGARDLESS OF HOW SUCH SECURITIES, OR SUCH WARRANTS, RIGHTS OR OPTIONS, MAY BE DESIGNATED, ISSUED OR GRANTED.

Section 12. REPLACEMENT CERTIFICATES. IF THE SERIES F IS CERTIFICATED, THE CORPORATION SHALL REPLACE ANY MUTILATED CERTIFICATE AT THE HOLDER’S EXPENSE UPON SURRENDER OF THAT CERTIFICATE TO THE CORPORATION. THE CORPORATION SHALL REPLACE CERTIFICATES THAT BECOME DESTROYED, STOLEN OR LOST AT THE HOLDER’S EXPENSE UPON DELIVERY TO THE CORPORATION OF REASONABLY SATISFACTORY EVIDENCE THAT THE CERTIFICATE HAS BEEN DESTROYED, STOLEN OR LOST, TOGETHER WITH ANY INDEMNITY THAT MAY BE REASONABLY REQUIRED BY THE CORPORATION.

Section 13. OTHER RIGHTS. THE SHARES OF SERIES F SHALL NOT HAVE ANY RIGHTS, PREFERENCES, PRIVILEGES OR VOTING POWERS OR RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, OR QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OTHER THAN AS SET FORTH HEREIN OR IN THE CERTIFICATE OF INCORPORATION OR AS PROVIDED BY APPLICABLE LAW.

IN WITNESS WHEREOF, LSB INDUSTRIES, INC. has caused this certificate to be signed this 4th day of December, 2015.

LSB INDUSTRIES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS OF SERIES F PREFERRED STOCK

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

E-1

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

LSB INDUSTRIES, INC.

AND

THE PURCHASER NAMED ON SCHEDULE A HERETO

Schedule A – Purchaser List; Notice and Contact Information; Opt-Out Election

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 4, 2015, by and between LSB Industries, Inc., a Delaware corporation (together with its successors by merger, acquisition, reorganization or otherwise, the “Company”), and the Person set forth on Schedule A to this Agreement (the “Purchaser”).

WHEREAS, this Agreement is made and entered into in connection with the Closing of the issuance and sale of the Securities pursuant to the Securities Purchase Agreement, dated as of December 4, 2015, by and among the Company, the Purchaser and Security Benefit Corporation (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”); and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser in connection with the issuance of certain securities in accordance with the terms and provisions of the Securities Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Securities Purchase Agreement. The terms set forth below are used herein as so defined:

“Additional Common Stock” means any Common Stock issued to the Purchaser as a result of the transactions contemplated by the Securities Purchase Agreement (other than the Purchased Common Stock).

“Affiliate” means, with respect to any Person, any other Person, whether now in existence or hereafter created, that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Purchase Price” means the product obtained by multiplying (i) the Common Stock Price, by (ii) the number of shares of Common Stock comprising the Purchased Common Stock.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Closing Date” has the meaning specified therefor in the Securities Purchase Agreement.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning specified therefor in the Securities Purchase Agreement.

“Common Stock Price” means the per share price of the Common Stock as of the close of trading on the date of calculation.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Initiating Holder” means the Holder delivering the Underwritten Offering Notice.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Liquidated Damages Multiplier” means the product of (i) the Common Stock Price, and (ii) the number of shares of Registrable Securities held by the Purchaser that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Losses” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager or managers of such Underwritten Offering.

“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Parity Securities” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Participation Common Stock” has the meaning specified in the Series E Certificate of Designations.

“Person” means an individual or a corporation, limited liability company, partnership, firm, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

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“Purchased Common Stock” means (i) the Common Stock issued upon exercise of the Warrants and (i) the Participation Common Stock.

“Purchaser” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means (i) the Common Stock comprising the Purchased Common Stock, (ii) any Common Stock issued as Liquidated Damages pursuant to Section 2.01(b) of this Agreement and (iii) any Additional Common Stock, in each case, as subject to exchange, substitution or adjustment pursuant to Section 3.04 of this Agreement, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Requested Underwritten Offering” has the meaning specified therefor in Section 2.05(a) of this Agreement.

“Securities Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Series E Certificate of Designations” has the meaning specified therefor in the Securities Purchase Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Underwritten Offering Notice” has the meaning specified therefor in Section 2.05(a) of this Agreement.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has

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been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Company or one of its subsidiaries or Affiliates; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof or (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration Effectiveness Deadline. Within nine (9) months following the Closing Date, the Company shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision then in effect) under the Securities Act with respect to all of the Registrable Securities (the “Registration Statement”). The Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form or forms of the Commission as shall be selected by the Company so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 (or any similar provision then in effect) under the Securities Act at then-prevailing market prices. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective on or as soon as practicable after the filing thereof. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until the earlier of (x) the tenth anniversary of the date hereof and (y) the date that all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement, when effective, (including the documents incorporated therein by reference) shall comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(a) Failure to Go Effective. If the Registration Statement required by Section 2.01(a) is not declared effective within twelve (12) months after the Closing Date, then the Purchaser shall be entitled to a payment (with respect to the Purchased Common Stock of such Purchaser), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 30 days following the last day of the twelve-month

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period, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such 30-day period. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate of all Liquidated Damages payable by the Company hereunder exceed 3.0% of the Aggregate Purchase Price. Any Liquidated Damages shall be paid to the Purchaser in immediately available funds; provided, however, if the Company certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach of or constitute a default under a credit facility or other debt instrument filed as exhibits to the Company SEC Documents, then the Company shall pay such Liquidated Damages using as much cash as is permitted without causing a breach of or default under such credit facility or other debt instrument and shall pay the balance of any such Liquidated Damages in kind in the form of the issuance of Additional Common Stock. Upon any issuance of Additional Common Stock or Common Stock as Liquidated Damages, the Company shall promptly (i) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Stock to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Common Stock are then-listed and traded) to list such Additional Common Stock. The determination of the number of shares of Common Stock to be issued as Liquidated Damages shall be equal to the quotient of (i) the dollar amount of the balance of such Liquidated Damages due to such Purchaser divided by (ii) the volume-weighted average trading price of the Common Stock on the NYSE, or any other national securities exchange on which the shares of Common Stock are then-traded, for the ten (10) trading days ending on the first trading day immediately preceding the date on which the Liquidated Damages payment is due. The accrual of Liquidated Damages to the Purchaser shall cease at the earlier of (i) the Registration Statement becoming effective or (ii) when such Purchaser no longer holds Registrable Securities, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If the Company is unable to cause a Registration Statement to go effective within twelve (12) months after the Closing Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Company may request a waiver of the Liquidated Damages, and the Purchaser may individually grant or withhold its consent to such request in its sole discretion.

(b) Termination of Purchaser’s Rights. The Purchaser’s rights (and any transferee’s rights pursuant to Section 2.11 of this Agreement) under this Section 2.01 shall terminate upon the termination of the Effectiveness Period.

Section 2.02 Piggyback Rights.

(a) Participation. If the Company proposes to file (i) a shelf registration statement other than the Registration Statement contemplated by Section 2.01(a), (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01(a) of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Stock in an Underwritten Offering

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for its own account and/or another Person, then as soon as practicable following the engagement of counsel by the Company to prepare the documents to be used in connection with an Underwritten Offering, the Company shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to each Holder (together with its Affiliates) holding at least $15 million of the then-outstanding Registrable Securities (based on the Aggregate Purchase Price) and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Company shall not be required to offer such opportunity to the Holders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by the Holder. Each such Holder shall then have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.02(a). The Holders indicated on Schedule A hereto as having opted out shall each be deemed to have delivered an Opt-Out Notice as of the date hereof.

(b) Priority. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advises the Company that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price,

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timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of the Company having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”), provided, however, that in the case of a Requested Underwritten Offering pursuant to Section 2.04(b) in which the Purchaser is the Initiating Holder, such number shall be allocated (x) first, to the Purchaser and (y) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering. The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders plus the aggregate number of Parity Securities owned on the Closing Date by all holders of Parity Securities that are participating in the Underwritten Offering.

(c) Termination of Piggyback Registration Rights. Each Holder’s rights under this Section 2.02 shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least $15 million of Registrable Securities (based on the Aggregate Purchase Price).

Section 2.03 Delay Rights.

Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement contemplated by this Agreement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or such other registration statement but may settle any previously made sales of Registrable Securities) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition, financing or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or such other registration statement or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or such other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

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If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under the Registration Statement or other registration statement contemplated by this Agreement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein or (ii) the Registration Statement or other registration statement contemplated by this Agreement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 Business Days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Company shall pay the Selling Holders an amount equal to the Liquidated Damages, following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the thirty-first (31st) Business Day after the Registration Statement or other registration statement contemplated by this Agreement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty (for purposes of calculating Liquidated Damages, the date in (x) or (y) above shall be deemed the “last day of the twelve-month period,” as used in the definition of Liquidated Damages). For purposes of this paragraph, a suspension shall be deemed lifted on the date that notice that the suspension has been terminated is delivered to the Selling Holders. Liquidated Damages pursuant to this paragraph shall cease to accrue upon the Purchased Common Stock held of record by such Holder becoming eligible for resale without restriction and without the need for current public information under any section of Rule 144 (or any similar provision then in effect) under the Securities Act, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases.

Section 2.04 Underwritten Offerings.

(a) General Procedures. Subject to Section 2.04(b), in connection with any Underwritten Offering under this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or

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agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses. The Company’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.

(b) Demand Rights.

(i) Any Holder shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that the Registrable Securities of such Initiating Holder requested to be included in such Requested Underwritten Offering have an aggregate value of at least $15 million as of the date of such Underwritten Offering Notice. The Underwritten Offering Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Requested Underwritten Offering. The Managing Underwriter of a Requested Underwritten Offering shall be designated by the Initiating Holder; provided, however, that such designated Managing Underwriter shall be reasonably acceptable to the Company. Any Requested Underwritten Offering shall constitute an Underwritten Offering of the Initiating Holder for purposes of Section 2.04(b)(ii).

(ii) Subject to the other limitations contained in this Agreement, the Company shall not be obligated hereunder to effect more than one (1) Requested Underwritten Offering per calendar year, or more than four (4) Requested Underwritten Offerings in the aggregate, for which the Purchaser (or any transferee thereof in accordance with Section 2.11) is the Initiating Holder.

Section 2.05 Sale Procedures. In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus and any prospectus supplement used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

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(b) if a prospectus or prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus or prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its commercially reasonable efforts to include such information in such prospectus or prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus and any prospectus supplement included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any such other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any such other registration statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or

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necessary to make the statements therein not misleading (in the case of any prospectus or prospectus supplement contained therein, in the light of the circumstances under which such statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the knowledge of the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees, subject to Section 2.03 of this Agreement, to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

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(k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(o) if requested by a Selling Holder, (i) incorporate in a prospectus or prospectus supplement or post-effective amendment to the Registration Statement or any other registration statement contemplated by this Agreement such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus or prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus or prospectus supplement or post-effective amendment.

The Company shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any registration statement without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, or the Company deems it required, on the written advice of counsel, to name any Holder, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Registration Statement (or any other registration statement contemplated by this Agreement), such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect thereto, the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus or prospectus supplement contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Company that the use of the prospectus or prospectus supplement may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus or prospectus supplement, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter(s), if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus or prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

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Section 2.06 Cooperation by Holders. The Company shall have no obligation to include in the Registration Statement, or in an Underwritten Offering pursuant to Section 2.02(a), Registrable Securities of a Holder who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.07 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities agrees, if requested by the underwriters of an Underwritten Offering, to enter into a customary letter agreement with such underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because such Holder holds less than $15 million of the then-outstanding Registrable Securities (based on the Aggregate Purchase Price).

Section 2.08 Expenses.

(a) Expenses. The Company will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.09 hereof, the Company shall not be responsible for professional fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01(a) or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

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Section 2.09 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or prospectus supplement, in the light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, free writing prospectus, or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each

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Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, does not include any admission of culpability or wrongdoing on the part of, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by

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such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) use its commercially reasonable efforts to make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act, and (ii) unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Purchaser by the Company under this Article II may be transferred or assigned by any Purchaser only if such transfer would be permitted for a transfer of “Securities” (as defined in the Securities Purchase Agreement) pursuant to Section 7.05 of the Securities Purchase Agreement; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, the Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $15 million of Registrable Securities (based on the Aggregate Purchase Price), (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (c) each such transferee or assignee assumes in writing responsibility for

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its portion of the obligations of the Purchaser under this Agreement and (d) the transferor or assignor is not relieved of any obligation or liabilities hereunder arising out of events occurring prior to such transfer.

Section 2.12 Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to the Purchaser, to the respective address listed on Schedule A hereof;

(b) if to a transferee of the Purchaser, to such Holder at the address provided pursuant to Section 2.11 above; and

(c) if to the Company:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

Attention: David Shear, General Counsel

Facsimile: (405) 236-1209 (with such fax to be confirmed by telephone to (405) 510-3576)

Email: DShear@lsbindustries.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Attention: Robert L. Kimball, Esq.

Facsimile: (214) 999-7860

Email: rkimball@velaw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

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Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by the Purchaser only in accordance with Section 2.11 hereof.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of Common Stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

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Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement, the Securities Purchase Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, representations or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchaser (and its permitted transferees and assignees) and the Company shall have any obligation hereunder and that, notwithstanding that the Purchaser may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchaser under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of the Purchaser hereunder.

Section 3.15 Independent Nature of Purchaser’s Obligations. No Purchaser shall be responsible in any way for the performance of the obligations of any transferee or assignee

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permitted under this Agreement. Nothing contained herein, and no action taken by the Purchaser pursuant thereto, shall be deemed to constitute the Purchaser (and its permitted transferees or assigns) as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchaser (and its permitted transferees and assigns) are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Purchaser and each of its permitted transferees and assigns shall be entitled to independently protect and enforce their respective rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for the Purchaser or any of its permitted transferees or assigns to be joined as an additional party in any proceeding for such purpose.

Section 3.16 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Holder under this Agreement, such action shall be in such Holder’s sole discretion unless otherwise specified.

[Signature pages to follow]

20

IN WITNESS WHEREOF, the parties hereto execute this Registration Rights Agreement, effective as of the date first above written.

LSB INDUSTRIES, INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

LSB FUNDING LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Schedule A

Purchaser Name; Notice and Contact Information; Opt-Out Election

Purchaser Name [Please list each fund]	Notice and Contact Information [Please provide address, phone and email]	Opt-Out Election per Section 2.02(a) [Please indicate “Yes-Opt Out” or “No-Not Opting Out”]
LSB Funding LLC	LSB Funding LLC 350 Park Avenue, 14th Floor New York, NY 10022 Attn: Legal Department Facsimile: 646-828-2851 Email: CHLegal@cainhoyenterprises.com	No – Not Opting Out

Schedule A to Registration Rights Agreement

EXHIBIT F

FORM OF OPINION OF COMPANY COUNSEL

F-1

December 4, 2015

LSB Funding LLC

350 Park Avenue, 14th Floor

New York, NY 10022

Ladies and Gentlemen:

This opinion is provided to you pursuant to Section 2.04(a)(viii) of the Securities Purchase Agreement, dated December 4, 2015, (the “Securities Purchase Agreement”), by and among LSB Industries, Inc., a Delaware corporation (the “Company”), and LSB Funding LLC, a Delaware limited liability company (the “Purchaser”), and, solely for purposes of Section 7.13 thereof, Security Benefit Corporation, a Kansas corporation (“Security Benefit”), pursuant to which the Purchaser has agreed to purchase from the Company (i) 210,000 shares of the Company’s Series E Cumulative Redeemable Class C Preferred Stock, no par value per share (the “Series E Preferred Shares”), (ii) one share of the Company’s Series F Redeemable Class C Preferred Stock, no par value per share (the “Series F Preferred Share”), and (iii) warrants (the “Warrants” and, collectively with the Series E Preferred Shares and the Series F Preferred Share, the “Securities”) to purchase 4,103,746 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), on the terms and for the purposes set forth in the Securities Purchase Agreement. Any capitalized term used in this opinion and not defined herein shall have the meaning ascribed to such term in the Securities Purchase Agreement.

We have acted as counsel to the Company in connection with the offer and sale by the Company of the Securities. In connection with the opinions set forth below, we have examined and relied upon the following:

(a) a copy of the Restated Certificate of Incorporation of the Company, as amended or restated as of the date hereof (the “Certificate”);

(b) a copy of the Amended and Restated Bylaws of the Company, as amended or restated as of the date hereof (the “Bylaws”);

(c) evidence of issuance by book entry (in the form of a screen shot of the transfer agent’s records) of the Series E Preferred Shares;

(d) the Certificate of Designations setting forth the rights, preferences, privileges and restrictions applicable to the Series E Preferred Shares, executed by the Company, dated as of December 4, 2015, as filed with the Secretary of State of the State of Delaware (the “Series E COD”);

(e) evidence of issuance by book entry (in the form of a screen shot of the transfer agent’s records) of the Series F Preferred Share;

(f) the Certificate of Designations setting forth the rights, preferences, privileges and restrictions applicable to the Series F Preferred Share, executed by the Company, dated as of December 4, 2015, as filed with the Secretary of State of the State of Delaware (the “Series F COD”);

(g) an original Warrant, executed by the Company, dated as of the date hereof (the “Warrant”);

(h) copies of certain resolutions duly adopted on December 2, 2015 by the board of directors of the Company;

(i) an executed copy of the Securities Purchase Agreement;

(j) an executed copy of the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchaser (the “Registration Rights Agreement”);

(k) an executed copy of the Board Representation and Standstill Agreement, dated as of the date hereof, by and between the Company, the Purchaser, Security Benefit, Todd Boehly, and the Golsen Holders party thereto (the “Purchaser Board Representation and Standstill Agreement”);

(l) the Renewed Rights Agreement of the Company, dated as of December 2, 2008;

(m) the Amendment to Renewed Rights Agreement, dated as of December 4, 2015 (the “Rights Agreement Amendment”);

(n) copies of letters or certificates of recent dates received by us from public officials in the State of Delaware as to the valid existence and good standing of the Company;

(o) copies of all certificates and other documents delivered as of the date hereof at the closing of the purchase and sale of the Securities under the Securities Purchase Agreement; and

(p) such other documents, records, certificates, instruments and opinions as we have deemed necessary or appropriate in order to deliver the opinions expressed below.

The term “Transaction Documents” is used in this letter to refer collectively to the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant, the Purchaser Board Representation and Standstill Agreement and the Rights Agreement Amendment. As used in this letter, the terms “to our knowledge” and “known to us” each means the actual knowledge of the partners at our firm who have devoted substantial time to representing the Company in connection with the transactions contemplated by the Transaction Documents.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The Company is validly existing and is in good standing as a corporation under the Delaware General Corporation Law, as amended (the “DGCL”). The Company has full corporate power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Company SEC Documents.

2. The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents, and to perform its obligations thereunder.

3. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited (a) by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally, (b) by the effect of general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing and (c) as any rights to indemnity or contribution hereunder may be limited by federal or state securities laws and public policy considerations.

4. The Series E Preferred Shares and the Series F Preferred Share to be issued and sold by the Company to the Purchaser have been duly authorized by the Company and, when issued and delivered against payment therefor as provided in accordance with the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

5. The Common Stock issuable upon exercise of the Warrants and redemption of the Participation Rights Value (as defined in the Series E COD) (collectively, the “Additional Common Stock”) has been duly authorized by the Company and, when issued upon exercise of the Warrants or redemption of the Participation Rights Value, respectively, in accordance with the terms of the Warrants and the Series E COD, respectively, will be validly issued, fully paid and nonassessable.

6. To our knowledge, except as identified or provided for in the Transaction Documents, there are no preemptive rights or other rights to subscribe for or to purchase any equity interests in the Company. To our knowledge, the offering, issuance or sale of the Securities as contemplated by the Securities Purchase Agreement does not give rise to any rights for or relating to the registration of any Securities or other securities of the Company other than rights as provided in the Registration Rights Agreement.

7. The execution and delivery by the Company of each Transaction Document does not, and the performance by the Company of its obligations thereunder will not: (i) violate the Certificate or the Bylaws; (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Company pursuant to the terms or provisions of, or constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or give any other party a right to terminate any of its obligations under, or result in the acceleration under, the Specified Contracts (defined in Annex I) or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any U.S. federal or state court or other Governmental Authority known to us to be applicable to the business or property of the Company.

8. No Governmental Approval (defined below) that has not been obtained or taken and is not in full force and effect, is required to be obtained or taken by the Company to authorize, or is required in connection with, the execution and delivery by the Company of each Transaction Document or the performance by the Company of its obligations thereunder except for Governmental Approvals not required to consummate the transactions occurring on the date hereof but required to be obtained or made after the date of this letter to enable the Company to comply with requirements of Applicable Law including those required to maintain existence and good standing of the Company. “Governmental Approvals” means any consent, approval, license or authorization of, or filing, recording or registration with, any Governmental Authority (defined below) pursuant to any Applicable Law. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

9. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. Assuming the accuracy of the representations and warranties of the Purchaser and the Company contained in the Securities Purchase Agreement, the offer, issuance and sale of the Securities by the Company to the Purchaser solely in the manner contemplated by the Securities Purchase Agreement are exempt from the registration requirements of the Securities Act; provided that we express no opinion as to any subsequent sale.

In rendering the opinions expressed herein, we have:

(A) relied, without independent investigation or verification, with respect to matters of fact upon which the advice in this letter is based, upon certificates of officers of the Company and upon information obtained from public officials and from officers and other representatives of the Company and upon the representations of the Company set forth in the Securities Purchase Agreement;

(B) assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine;

(C) assumed that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; and

(D) with respect to the opinions expressed in paragraph 1 above as to valid existence and good standing of the Company, relied solely on certificates, dated as of recent dates, from officials of the State of Delaware and/or written facsimile advice of recent dates from CT Corporation.

Our opinion is limited to matters governed by the federal laws of the United States of America to the extent specifically referred to herein, the DGCL and the contract law of the State of New York, in each case as currently in effect (“Applicable Law”), and we express no opinion as to the law of any other jurisdiction. With respect to the opinion set forth in paragraph (3) above, (i) we have assumed, with your consent and without any independent investigation on our part, that the internal laws of the State of Delaware are the same as the internal laws of the State of New York and (ii) we express no opinion as to the enforceability of any provisions relating to: (a) any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (b) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, unlawful acts, fraud or illegality of an indemnified or exculpated party; (c) requirements that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties; or (d) an attempt to confer subject matter jurisdiction in respect of bringing suit, enforcement of judgments or otherwise on any federal or state court. Except as expressly set forth in paragraphs (9) and (10), we are not providing any opinion with respect to any federal or state securities laws.

This opinion letter is furnished to you solely for your benefit pursuant to Section 2.04(a)(viii) of the Securities Purchase Agreement. This letter and the opinions expressed and the statements made herein may not be used or relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our prior written consent. Except for the use permitted herein, this opinion letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent. This opinion letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this letter or the opinions expressed or the statements made herein.

Very truly yours,

Vinson & Elkins L.L.P.

EXHIBIT G

FORM OF GOLSEN LETTER

G-1